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                                                                 Exhibit 10.32


                          SECURITIES PURCHASE AGREEMENT


            THIS SECURITIES PURCHASE AGREEMENT ("Agreement") is made as of this 28th day of September, 2006, by and among Molecular Insight Pharmaceuticals, Inc., a Massachusetts corporation (the "Company"), and the investors identified on the signature pages hereto (each an "Investor" and collectively, the "Investors").

                                    RECITALS:

            A. The Company desires to raise up to $20,000,000 (the "Maximum Aggregate Purchase Price"), but not less than $10,000,000 (the "Minimum Aggregate Purchase Price") through the issuance and sale to the Investors of Convertible Notes and Common Stock Warrants (each defined below) as herein described, on the terms and conditions hereinafter set forth;

            B. Upon the terms and subject to the conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, the Investors desire to purchase from the Company, and the Company desires to issue and sell to the Investors, Convertible Notes in the principal amounts as are set forth next to each such Investor's name on Schedule I attached hereto and a Common Stock Warrant for the number of shares of Common Stock set forth opposite such Investor's name on
Schedule I; and

            C. Contemporaneously with the purchase and sale of the Convertible Notes and Common Stock Warrants at the Closing, the parties hereto will enter into an Amendment No. 1 to the Registration Rights Agreement, in the form attached hereto as Exhibit A (the "Registration Rights Agreement Amendment"), which shall, among other things, set forth the rights of the Investors to the registration of shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") issuable to the Investors upon conversion of the Convertible Notes and exercise of the Warrants.

            NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Investors, severally and not jointly, hereto agree as follows:

      1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth in this Section 1:

            "Affiliate" means, with respect to any Person, any other Person which directly or indirectly Controls, is Controlled by, or is under common Control with, such Person. Notwithstanding the foregoing, none of the Company, its owners, officers, directors, employees, agents or advisors (or any of their family members) shall be deemed an "Affiliate" of an Investor, unless any such Person is otherwise (i.e., independent of the Company) an Affiliate of such Investor.

            "Agreement" has the meaning set forth in the preamble to this Agreement.

            "Articles of Organization" means the Restated Articles of Organization of the Company filed with the Secretary of Commonwealth of the Commonwealth of Massachusetts on May 30, 2006, as amended to date.

            "Board" means the Board of Directors of the Company.
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            "Business Day" means a day, other than a Saturday or Sunday, on which banks in New York, New York are open for the general transaction of business.

            "Cerberus" means Cerberus Capital Management, L.P., for itself and/or one or more of its Affiliates and/or accounts managed by Cerberus Capital Management, L.P., including, without limitation, Cerberus Partners, L.P.

            "Cerberus Counsel" means Lowenstein Sandler PC, counsel to Cerberus.

            "Cerberus Counsel Fees" has the meaning set forth in Section 9.5.

            "Closing" has the meaning set forth in Section 2.2(a).

            "Closing Date" has the meaning set forth in Section 2.2(a).

            "Commission" means the U.S. Securities and Exchange Commission or any other successor federal agency then administering the Securities Act and other federal securities laws.

            "Common Stock" has the meaning set forth in the recitals to this Agreement.

            "Common Stock Warrant" means the Common Stock Warrant in the form attached hereto as Exhibit C.

            "Company" has the meaning set forth in the preamble to this Agreement.

            "Company Counsel" means Foley & Lardner LLP, counsel to the Company.

            "Company's Knowledge" means the actual knowledge of the Key Employees of the Company and of each of the Subsidiaries, after due inquiry and investigation.

            "Confidential Information" means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, manufacturing and production processes, procedures and techniques, research and development information, clinical data, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

            "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Conversion Shares" means the shares of Common Stock issuable upon conversion of the Convertible Notes.

            "Convertible Note" means the Company's 8% Convertible Promissory
Note in the form attached hereto as Exhibit B.

            "Environmental Laws" has the meaning set forth in Section 4.14.

            "Escrow Amount" has the meaning set forth in Section 3.1(a).

            "Escrow Termination Date" means: December 28, 2006; provided, however, Cerberus

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may, in its sole discretion, extend an Escrow Termination Date by giving written notice to the Company and Cerberus Counsel of its election to so extend such Escrow Termination Date, and such Escrow Termination Date shall be the date specified in such notice, provided, further, however, the Escrow Termination
Date shall not be later than March 31, 2007, and on such extended date, if the Closing shall not have occurred, Cerberus Counsel shall return the Escrow Amount attributable to the Closing in accordance with Section 3.1(b).

            "FDA" means the U.S. Food and Drug Administration.

            "FDCA" means the U.S. Food Drug and Cosmetics Act (FDCA), 21 U.S.C. Sec. 301 et seq., as amended, and any successor federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

            "Financial Statements" has the meaning set forth in Section 4.6.

            "Indebtedness" means all obligations, contingent and otherwise, which should, in accordance with generally accepted accounting principles, be classified upon the obligor's balance sheet (or the notes thereto) as liabilities, but in any event including liabilities secured by any mortgage on property owned or acquired subject to such mortgage, whether or not the liability secured thereby shall have been assumed, and also including (i) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be so reflected in said balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (ii) the present value of any lease payments due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined by discounting all such payments at the interest rate determined in accordance with applicable Statements of Financial Accounting Standards.

            "Indemnified Person" has the meaning set forth in Section 8.3.

            "Intellectual Property" means all of the following: (i) patents, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; (v) Confidential Information; and (vi) computer software (including, but not limited to, data, data bases and documentation), but excluding off-the-shelf non-customized software.

            "Investor" has the meaning set forth in the preamble to this Agreement.

            "Investor Rights Agreement" means that certain Investor Rights Agreement dated as of March 29, 2005 among the Company and the shareholders that are parties thereto.

            "Key Employee" means each of David Barlow, John Babich, Nicholas Borys and John McCray.

            "License Agreements" has the meaning set forth in Section 4.13(b).

            "Losses" has the meaning set forth in Section 8.2.

            "Material Adverse Change" means a material adverse change in (i) the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and its

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Subsidiaries, if any, taken as a whole; (ii) the legality, validity or enforceability of any Transaction Document; or (iii) the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents.

            "Material Adverse Effect" means a material adverse effect on: (i) the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and its Subsidiaries, if any, taken as a whole;
(ii) the legality, validity or enforceability of any Transaction Document; or
(iii) the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents.

            "Maximum Aggregate Purchase Price" has the meaning set forth in the recitals to this Agreement.

            "Minimum Aggregate Purchase Price" has the meaning set forth in the recitals to this Agreement.

            "NDA" means a New Drug Application filed with the FDA.

            "Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

            "Qualified Public Offering" means the closing of a firm commitment underwritten public offering of shares of the Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on Form S-1 or its equivalent, in which the Common Stock is offered and sold to the public at an initial public offering price equal to at least $5.00 per share, with aggregate gross proceeds to the Corporation of not less than $30,000,000.

            "Registration Rights Agreement" means that certain Registration Rights Agreement dated as of March 29, 2005 among the Company and the investors that are parties thereto, as amended.

            "Registration Rights Agreement Amendment" has the meaning set forth in the preamble to this Agreement..

            "Regulation D" means Regulation D, as promulgated by the Commission under the Securities Act.

            "Securities Act" means the Securities Act of 1933, as amended, and any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

            "Securities" means the Convertible Notes, Common Stock Warrants, Conversion Shares, and Warrant Shares.

            "Subsidiary" or "Subsidiaries" means any corporation or trust of which the Company and/or any of its other Subsidiaries directly or indirectly owns at the time outstanding shares (regardless of class) of such corporation or trust comprising more than 50% of the voting power of such corporation or trust.

            "Transaction Documents" means this Agreement, and the Registration Rights Agreement Amendment, and each of the other agreements, documents, certificates and instruments executed and

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delivered in connection with the foregoing.

            "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Common Stock Warrants.

      2. Purchase and Sale of Convertible Notes and Common Stock Warrants.

            2.1. Purchase and Sale of Convertible Notes and Common Stock Warrants. Upon the terms and subject to the conditions contained herein, at the Closing, the Company shall issue and sell, and each Investor listed on Schedule I attached hereto, shall severally, and not jointly, purchase, a Convertible
Note in the principal amount set forth opposite such Investor's name on Schedule I attached hereto, and a Common Stock Warrant for the number of shares of Common Stock set forth opposite such Investor's name on Schedule I, in exchange for the cash consideration set forth as the "Purchase Price" opposite such Investor's name on Schedule I attached hereto.

            2.2.  Closings.

                  (a) The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m. at the offices of Company Counsel, 111 Huntington Street, Boston, Massachusetts 02199, by facsimile, e-mail or similar communication, on September 28, 2006, or as soon after that as all of the conditions to the respective obligations of the Company and the Investors have been satisfied or waived (the "Closing Date"), or at such other location as the Company and Cerberus shall mutually agree.

                  (b) Upon satisfaction of the conditions to the Closing set forth in Section 6 hereof, the Company shall issue or cause to be issued to each Investor, a Convertible Note in the principal amount set forth opposite such Investor's name on Schedule I attached hereto, and a Common Stock Warrant for the number of shares of Common Stock set forth opposite such Investor's name on
Schedule I, against delivery to the Company by Cerberus Counsel, in its capacity as escrow agent hereunder, for the benefit of such Investor of the amount set forth as the "Purchase Price" opposite such Investor's name on the applicable
Schedule I attached hereto, in immediately available funds, by wire transfer to an account designated before the Closing in writing by the Company for such purpose.

                  (c) Upon satisfaction of the conditions to the Closing set forth in Section 6, the Company and Cerberus shall jointly instruct Cerberus Counsel to release to the Company the Escrow Amount attributable to the Closing.

      3.    Escrow.

            3.1. (a) Simultaneously with the execution and delivery of this Agreement by an Investor, such Investor shall: (i) promptly cause a wire transfer of immediately available funds (U.S. dollars) in an amount representing the "Purchase Price", as set forth on such Investor's signature page and opposite its name on the applicable Schedule I affixed hereto, to be paid to an escrow account of Cerberus Counsel, in its capacity as escrow agent hereunder, set forth on Schedule II affixed hereto (the aggregate amounts being held in escrow are referred to herein as the "Escrow Amount"); and (ii) deliver to Cerberus a duly executed counterpart to the Registration Rights Agreement Amendment. Cerberus Counsel shall hold the Escrow Amount in escrow in accordance with Section 3.1(b). Cerberus Counsel shall invest the Escrow Amount received pursuant to this Section 3.1(a) in accordance with the instructions set forth on
Schedule III, annexed hereto and made a part hereof.

                  (b) With respect to the Closing, Cerberus Counsel shall continue to hold the Escrow Amount in escrow (as may be invested pursuant to Schedule III) in accordance with and subject to this Agreement, from the date of its receipt of the funds constituting the Escrow Amount until the sooner of: (x) the Closing Date, in which case, such Escrow Amount shall be distributed in accordance with Section 3.3; or (y) the Escrow Termination Date (after taking into account any extensions thereof), in which case the Escrow Amount shall be returned to the Investors in accordance with their written wire transfer instructions delivered to Cerberus Counsel. In the case of an Escrow Termination Date, if Cerberus Counsel has not received written wire transfer instructions from any Investor before the 30th day after the Escrow Termination Date, then Cerberus Counsel may, in its sole and absolute discretion, either (x) deposit that portion of the Escrow Amount to be returned to such Investor in a court of competent jurisdiction on written notice to such Investor and Cerberus Counsel shall thereafter have no further liability with respect to such deposited funds, or (y) continue to hold such portion of the Escrow Amount pending receipt of written wire transfer instructions from such Investor or an order from a court of competent jurisdiction, and in case of clauses (x) and (y), the reasonable fees and expenses of Cerberus Counsel may be deducted from such portion of the Escrow Amount.

            3.2 The Company and the Investors acknowledge and agree for the benefit of Cerberus Counsel (which shall be deemed to be a third party beneficiary of this Section 3.2 and of Section 9.5) as follows:

                  (a) Cerberus Counsel: (i) is not responsible for the performance by the Company or the Investors of this Agreement or any of the Transaction Documents or for determining or compelling compliance therewith;
(ii) is only responsible for (A) holding the Escrow Amount in escrow pending receipt of written instructions from the Company and Cerberus directing the release of such Escrow Amount, (B) disbursing the Escrow Amount in accordance with the written instructions from the Company and Cerberus, and (C) investing the Escrow Amount in accordance with Schedule III, each of the responsibilities of Cerberus Counsel in clause (A), (B) and (C) is ministerial in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of Cerberus Counsel (collectively, the "Cerberus Counsel Duties"); (iii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with indemnification acceptable to it, in its sole discretion; (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper Person, and shall have no responsibility for making inquiry as to, or for determining, the genuineness, accuracy or validity thereof, or of the authority of the Person signing or presenting the same; and (v) may consult counsel satisfactory to it, and the opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel. Documents and written materials referred to in this
Section 3.2(a) include, without limitation, e-mail and other electronic transmissions capable of being printed, whether or not they are in fact printed; and any such e-mail or other electronic transmission may be deemed and treated by Cerberus Counsel as having been signed or presented by a Person if it bears, as sender, the Person's e-mail address.

                  (b) Cerberus Counsel shall not be liable to anyone for any action taken or omitted to be taken by it hereunder, except in the case of Cerberus Counsel's gross negligence or willful misconduct in breach of Cerberus Counsel Duties. IN NO EVENT SHALL CERBERUS COUNSEL BE LIABLE FOR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGE OR LOSS (INCLUDING BUT NOT LIMITED TO LOST PROFITS) WHATSOEVER, EVEN IF CERBERUS COUNSEL HAS BEEN INFORMED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND

REGARDLESS OF THE FORM OF ACTION.

                  (c) The Company and the Investors jointly and severally, hereby indemnify and hold harmless Cerberus Counsel from and against any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees and expenses, which Cerberus Counsel may suffer or incur by reason of any action, claim or proceeding brought against Cerberus Counsel arising out of or relating to the performance of Cerberus Counsel Duties only, unless such action, claim or proceeding is exclusively the result of the willful misconduct or gross negligence of Cerberus Counsel.

                  (d) Cerberus Counsel has acted as legal counsel to Cerberus in connection with this Agreement and the other Transaction Documents, is merely acting as a stakeholder, in its capacity as escrow agent hereunder, and is, therefore, hereby authorized to continue acting as legal counsel to Cerberus including, without limitation, with regard to any dispute arising out of this Agreement, the other Transaction Documents, the Escrow Amount or any other matter. Each of the Company and each Investor hereby expressly consents to permit Cerberus Counsel to represent Cerberus in connection with all matters relating to this Agreement, including, without limitation, with regard to any dispute arising out of this Agreement, the other Transaction Documents, the Escrow Amount or any other matter, and hereby waives any conflict of interest or appearance of conflict or impropriety with respect to such representation. Each of the Company and the Investors has consulted with its own counsel specifically about this Section 3 to the extent they deemed necessary, and has entered into this Agreement after being satisfied with such advice.

                  (e) Cerberus Counsel shall have the right at any time to resign for any reason and be discharged of its duties as escrow agent hereunder by giving written notice of its resignation to the Company and Cerberus at least ten (10) calendar days prior to the specified effective date of such resignation. All obligations of Cerberus Counsel hereunder shall cease and terminate on the effective date of its resignation and its sole responsibility thereafter shall be to hold the Escrow Amount, for a period of ten (10) calendar days following the effective date of resignation, at which time:


                        (i) if a successor escrow agent shall have been appointed and have accepted such appointment in a writing to both the Company and Cerberus, then upon written notice thereof given to each of the Investors, Cerberus Counsel shall deliver the Escrow Amount to the successor escrow agent, and upon such delivery, Cerberus Counsel shall have no further liability or obligation; or

                        (ii) if a successor escrow agent shall not have been appointed, for any reason whatsoever, Cerberus Counsel shall at its option in its sole discretion, either (A) deliver the applicable Escrow Amount then held by it to a court of competent jurisdiction selected by Cerberus Counsel and give written notice thereof to the Company and the Investors, or (B) continue to hold the Escrow Amount in escrow pending written direction from the Company and Cerberus in form and formality satisfactory to Cerberus Counsel.

                  (f) In the event that Cerberus Counsel shall be uncertain as to its duties or rights hereunder or shall receive written instructions with respect to the Escrow Amount or any portion thereunder which, in its sole discretion, are in conflict either with other written instructions received by it or with any provision of this Agreement, Cerberus Counsel shall have the absolute right to suspend all further performance under this Agreement (except for the safekeeping of the Escrow Amount) until such uncertainty or conflicting instructions have been resolved to Cerberus Counsel's sole satisfaction by final judgment of a court of competent jurisdiction or joint written instructions from the Company and Cerberus. In the event that any controversy arises between the Company and one or more of the Investors or any other party with respect to this Agreement or the Escrow Amount, Cerberus Counsel shall not be required to determine the proper resolution of such controversy or the proper disposition of such Escrow Amount, and shall have the absolute right, in its sole discretion, to deposit the Escrow Amount pertaining to such Investor(s) with the clerk of a court selected by Cerberus Counsel and file a suit in interpleader in that court and obtain an order from that court requiring all parties involved to litigate in that court their respective claims arising out of or in connection with the disputed portion of the Escrow Amount. Upon the deposit by Cerberus Counsel of the disputed portion of the Escrow Amount with the clerk of such court in accordance with this provision, Cerberus Counsel shall thereupon be relieved of all further obligations and released from all liability hereunder with respect to the disputed portion of the Escrow Amount.

                  (g) The provisions of Section 3 shall survive any termination of this Agreement.

            3.3 Release of Escrow upon Closing. Upon receipt by Cerberus Counsel, in its capacity as escrow agent hereunder, of written instructions from the Company and Cerberus that the Closing shall have been consummated, Cerberus Counsel shall release the Escrow Amount constituting the aggregate "Purchase Price" reflected on the Schedule I as follows: (A) subject to Section 9.5, the Cerberus Counsel Fees for the Closing to Cerberus Counsel and (B) the balance of the aggregate "Purchase Price" reflected on Schedule I to the Company.

      4. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor, severally and not jointly, on and as of the date hereof and the Closing Date, knowing and intending such Investor's reliance hereon, that:

            4.1. Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries, a complete list of which is set forth in Schedule
4.1 hereto, is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or its leasing of property makes such qualification or licensing necessary, unless the failure to so qualify in any such jurisdiction would not have a Material Adverse Effect.

            4.2. Authorization. The Company has the requisite corporate power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for: (i) the authorization, execution and delivery of the Transaction Documents; (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder; and
(iii) the authorization, issuance and delivery of the Convertible Notes and Common Stock Warrants and the reservation for issuance of the Conversion Shares and Warrant Shares. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally and general principles of equity.

            4.3.  Capitalization.

                  (a) Schedule 4.3(a) sets forth: (i) the authorized capital stock of the Company on the date hereof; (ii) the number of shares of capital stock issued and outstanding; (iii) the number of shares of capital stock issuable, and the number of shares of capital stock reserved for issuance, pursuant to the Company's stock plans; and (iv) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Convertible Notes and the Common Stock Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the shares of the Company's capital stock have been, or upon issuance will be, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and were, or upon issuance will be, issued in full compliance with applicable law and any rights of third parties. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, were issued in full compliance with applicable law and any rights of third parties and are owned by the Company, beneficially and of record, and, except as described on Schedule 4.3(a), are subject to no lien, encumbrance or other adverse claim. Except as set forth on Schedule 4.3(a), no Person is entitled to preemptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described on Schedule 4.3(a), there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and, except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as described on Schedule 4.3(a) and except for the Investor Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of its security holders or other third parties relating to the securities of the Company. Except as described on
Schedule 4.3(a) and except for the Investor Rights Agreement, the Company has not granted any Person the right to require the Company to register any of its securities under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

                  (b) Schedule 4.3(b) sets forth a true and complete table setting forth the pro forma capitalization of the Company on a fully diluted basis giving effect to: (i) the issuance of the Convertible Notes and Common Stock Warrants through and including the Closing; (ii) any adjustments in other securities resulting from the issuance of the Convertible Notes and Common Stock Warrants through and including the Closing; and (iii) the exercise or conversion of all outstanding securities. Except as described on Schedule 4.3(b), the issuance and sale of the Convertible Notes and Common Stock Warrants hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors in their capacity as Investors hereunder) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

                  (c) Except as described on Schedule 4.3, the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) as a result of any preemptive right or otherwise and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

            4.4. Valid Issuance. The shares of Common Stock issuable upon conversion of the Convertible Notes and upon exercise of the Common Stock Warrants have been duly and validly authorized and, when issued to the Investors in accordance with their respective terms, will be validly issued, fully paid and nonassessable, shall have the rights, preferences and limitations set forth in the Registration Rights Agreement and shall be free and clear of all liens, claims, encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Company has reserved a sufficient number of shares of Common Stock for issuance of the Conversion Shares upon conversion of the Convertible Notes and the Warrant Shares upon exercise of the Common Stock Warrants.

            4.5. Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Convertible Notes and Common Stock Warrants require no consent of, authorization by, exemption from, filing with or notice to, any governmental body, agency, official or any other Person, other than those filings that have been made pursuant to applicable state securities laws and those post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. The Company has taken all action necessary to exempt: (i) the issuance and sale of the Convertible Notes and Common Stock Warrants; (ii) the issuance of the Conversion Shares upon due conversion of the Convertible Notes and of the Warrant Shares upon due exercise of the Common Stock Warrants; and (iii) the other transactions contemplated by the Transaction Documents from the provisions of any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject or any provision of the Company's Articles of Organization, Bylaws or any stockholder rights agreement that is or could become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Convertible Notes and Common Stock Warrants and the ownership or disposition of the Convertible Notes and Common Stock Warrants by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

            4.6. Financial Information. The unaudited financial statements of the Company as of and for the (a) fiscal year ended December 31, 2005 and (b) six month period ended June 30, 2006, attached hereto as Schedule 4.6, present fairly in all material respects the financial position of the Company as of the dates thereof and the results of operations for the periods covered thereby, and have been prepared in accordance with generally accepted accounting principles consistently applied, except for the absence of footnotes and normal recurring adjustments not customarily included in such unaudited statements (the "Financial Statements").

            4.7. No Material Adverse Change. Except as identified and described on Schedule 4.7(a), since June 30, 2006, there has not been:

                  (i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except for changes (x) as a result of the Company's conduct of business in the ordinary course or as a result of the passage of time, or (y) which have not had a Material Adverse Effect, individually or in the aggregate;

                  (ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

                  (iii) any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company or its Subsidiaries;

                  (iv) any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

                  (v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except which is not material to the assets, properties, financial condition, operating results, prospects or business of the Company and its

Subsidiaries, taken as a whole;

                  (vi) any change or amendment to the Company's Articles of Organization or Bylaws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

                  (vii) any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

                  (viii) any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

                  (ix) the loss of the services of any Key Employee, or change in the composition or duties of any executive officers of the Company or any Subsidiary;

                  (x) the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

                  (xi) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

            4.8.  No Conflict, Breach, Violation or Default.

                  (a) The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Convertible Notes and Common Stock Warrants will not (with or without the lapse of time or the giving of notice, or both) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under: (i) the Company's Articles of Organization or Bylaws, both as in effect on the date hereof (true and accurate copies of which have been provided to the Investors before the date hereof); or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties that would have a Material Adverse Effect, or (b) except as set forth on Schedule 4.8, any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject, other than a conflict, breach, violation or default which would not have a Material Adverse Effect.

                  (b) None of the Company or any Subsidiary, or to the knowledge of the Company, any other party thereto, is in default or breach in any material respect under the terms of that certain (i) Unit Purchase Agreement, dated as of March 4, 2004 or (iii) Stock Purchase Agreement, dated as of March 29, 2005, each among the Company and the investors party thereto, or any of the agreements contemplated thereby, and, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default thereunder.

            4.9. Tax Matters. Each of the Company and each Subsidiary has timely prepared and filed all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown as due thereon. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company's Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company's Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or properties. Except as described on Schedule 4.9, there are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity. Neither the Company nor any Subsidiary is presently undergoing any audit by a taxing authority, or has waived or extended any statute of limitations at the request of any taxing authority.

            4.10. Title to Properties. The Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use currently made or currently planned to be made thereof by them; and the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use currently made or currently planned to be made thereof by them.

            4.11. Certificates, Authorities and Permits. The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

            4.12. No Labor Disputes. No material labor dispute with the employees of the Company or any Subsidiary exists or, to the Company's Knowledge, is imminent.

            4.13. Intellectual Property.

                  (a) All Intellectual Property of the Company and its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees), except where the failure to so comply with any of such requirements, individually or in the aggregate, would not have a Material Adverse Effect, and is valid and enforceable. Except as listed on Schedule 4.13(a), no Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company's Knowledge, no such action is threatened. Except as listed on Schedule 4.13(a), no patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

                  (b) All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, "License Agreements") are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company's Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and there exists no event or condition which will result in a material violation or material breach of or constitute (with or without due notice or lapse of time or both) a material default by the Company or any of its Subsidiaries or, to the Company's Knowledge, any other party, under any such License Agreement.

                  (c) The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted, free and clear of all (x) liens, encumbrances or adverse claims with respect to Intellectual Property that is owned by the Company or any of its Subsidiaries, or (y) obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company's and its Subsidiaries' businesses. The Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries as currently conducted or as currently proposed to be conducted.

                  (d) The conduct of the Company's and its Subsidiaries' businesses as currently conducted and as currently proposed to be conducted does not and will not, to the Company's Knowledge, infringe any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party. To the Company's Knowledge, the Intellectual Property and Confidential Information of the Company and its Subsidiaries which are necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted are not being infringed by any third party. Except as set forth on Schedule 4.13(d), there is no litigation or order pending or outstanding or, to the Company's Knowledge, threatened, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and its Subsidiaries and the Company's and its Subsidiaries' use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company's Knowledge, there is no valid basis for the same.

                  (e) The consummation of the transactions contemplated hereby will not result in the alteration, loss, impairment of or restriction on the Company's or any of its Subsidiaries' ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted.

                  (f) To the Company's Knowledge, all software owned by the Company or any of its Subsidiaries, and, to the Company's Knowledge, all software licensed from third parties by the Company or any of its Subsidiaries:
(i) is free from any material defect or programming, design or documentation error; (ii) operates and runs in a reasonable and efficient business manner; and
(iii) conforms in all material respects to the specifications and purposes thereof.

                  (g) The Company and its Subsidiaries have taken reasonable steps to protect the Company's and its Subsidiaries' rights in their Intellectual Property and Confidential Information. Each employee, consultant and contractor who has had access to Confidential Information and Intellectual Property which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and Intellectual Property and has executed appropriate agreements that are substantially consistent with the Company's standard forms therefor. To the Company's Knowledge, there has been no material disclosure of any of the Company's or its Subsidiaries' Confidential Information or Intellectual Property to any third party without the Company's consent.

            4.14. Environmental Matters. Neither the Company nor any Subsidiary:
(i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"); (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws; (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws; and (iv) to the Company's Knowledge, is subject to any claim relating to any Environmental Laws; in each case, to the extent such violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company's Knowledge, threatened investigation that might lead to such a claim.

            4.15. Litigation. Except as set forth on Schedule 4.15, there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and to the Company's Knowledge, no such actions, suits or proceedings are threatened or contemplated.

            4.16. Insurance Coverage. Set forth on Schedule 4.16 is a true and complete list of all insurance policies maintained by the Company in force as of the date of this Agreement (including name of insurer, agent, annual premium, coverage, deductible amounts and expiration date). The Company is not in default regarding the payment of any premiums due with respect to the insurance policies on Schedule 4.16.

            4.17. Brokers and Finders. Except as set forth on Schedule 4.17, no Person will have, as a result of the transactions contemplated by this Agreement or the other Transaction Documents, any valid right, interest or claim against or upon the Company or any Subsidiary for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

            4.18. No Directed Selling Efforts or General Solicitation. Neither the Company nor any Affiliate, nor any Person acting on its behalf has conducted any "general solicitation" or "general advertising" (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

            4.19. No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security under circumstances that would adversely affect reliance by the Company on Section 4(2) of the Securities Act for the exemption from the registration requirements imposed under Section 5 of the Securities Act for the transactions contemplated by this Agreement or the other Transaction Documents or would require such registration under the Securities Act.

            4.20. Private Placement. Subject to the accuracy of the representations and warranties of the Investors contained in Section 5 hereof, the offer and sale of the Securities to the Investors as contemplated hereby is made in reliance upon available exemptions from the registration requirements of the Securities Act.

            4.21. Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (iii) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (iv) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (v) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

            4.22. Transactions with Affiliates. Except as set forth on Schedule 4.22, there are no loans, leases, royalty agreements or other continuing transactions between the Company and (a) any Person owning 5% or more of any class of capital stock of the Company, or (b) any member of the immediate family of such stockholder or an officer, employee or director of the Company, or (c) any corporation or other entity controlled by an officer, employee, director or stockholder of the Company or a member of the immediate family of such officer, employee, director or stockholder.

            4.23. Disclosure. This Agreement, the other Transaction Documents and certificates furnished to the Investors or their counsel by or on behalf of the Company at the Closing in connection with the transactions contemplated hereby do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

            4.24. FDA Matters. The Company has provided the Investors with a true and accurate copy of all material correspondence with and submissions to the U.S. Food and Drug Administration (the "FDA"). The Company has not received from the FDA or any other governmental agency any other material communication, written or oral, pertaining to the Company's protocols or trials. To the Company's Knowledge, (a) neither the FDA nor any other governmental agency intends to take an adverse position or action with respect to the Company's protocols or trials, and (b) no facts or circumstances exist which would cause the FDA or any other governmental agency to take such adverse position or action.

            4.25. Acknowledgment Regarding Investors' Purchase of Convertible Notes. The Company acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by any Investor or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to each Investors' purchase of the securities. The Company further represents to each Investor that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

            4.26. Seniority; Exclusivity. No class of equity securities of the Company will be senior to the Convertible Notes (prior to the conversion of such Convertible Notes) in right of payment, whether upon liquidation, dissolution or otherwise.

      5. Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company on and as of the date hereof, knowing and intending that the Company rely thereon, that:

            5.1. Authorization. The Investor has the requisite power and authority to enter into this Agreement, the Registration Rights Agreement Amendment and any other Transaction Document to which it is a party. The execution, delivery and performance by the Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally, and general principles of equity.

            5.2. Purchase Entirely for Own Account. The Securities to be received by the Investor hereunder will be acquired for the Investor's own account, not as nominee or agent, for investment purposes only and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act. The Investor is not a registered broker-dealer or an entity engaged in the business of being a broker-dealer.

            5.3. Investment Experience. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and it has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby. The Investor has significant experience in making private investments, similar to the purchase of the Securities hereunder. The Investor understands that its investment in the Securities involves a high degree of risk.

            5.4. Disclosure of Information. The Investor has received all additional information related to the Company and the offer and sale of the Securities as requested by it and has had an opportunity to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in this Agreement.

            5.5. Reliance on Exemptions. Each Investor understands that (i) the Securities are being offered and sold in reliance upon specific exemptions from the registration requirements of the U.S. federal and state securities laws and
(ii) the Company is relying upon the truth and accuracy of, and such Investor's compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities. Each Investor understands that no U.S. federal or state agency or any other government or governmental agency has passed upon the validity of or made any recommendation or endorsement of the Securities.

            5.6. Restricted Securities. The Investor understands that the Securities are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

            5.7. Legends.

                  (a) It is understood that certificates evidencing such Securities may bear a restrictive legend in the following form, as well as any other legends that may be required by a Transaction Document or applicable law:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT

SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS."

                  (b) If required by the authorities of any state in connection with the issuance or sale of the Securities, certificates evidencing such Securities may bear the legend required by such state authority.

            5.8. Accredited Investor. The Investor is an "accredited investor" as defined in Rule 501(a) of Regulation D.

            5.9. Qualified Institutional Buyer. The Investor is a "qualified institutional buyer" as defined in Rule 144A of the Securities Act.

            5.10. No General Solicitation. The Investor did not learn of the investment in the Securities as a result of any "general advertising" or "general solicitation" as those terms are contemplated in Regulation D, as amended, under the Securities Act. The Investor is a resident of the jurisdiction set forth under such Investor's name on the applicable Schedule I hereto.

            5.11. Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement or any other Transaction Document, any valid right, interest or claim against or upon the Company, any Subsidiary or any other Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor.

      6. Conditions to Closing.

            6.1. Conditions to the Investors' Obligations. The obligation of the Investors to purchase the Convertible Note and Common Stock Warrant at the Closing is subject to the fulfillment, to the satisfaction of each of the Investors intending to purchase the Convertible Note and Common Stock Warrant in the Closing (such intent to be manifested by such Investor's execution of a counterpart to this Agreement with respect to the Closing), on or prior to the Closing Date, of the following conditions, any of which may be waived in writing only by (x) a majority of such Investors (measured by the dollar amount to be purchased by each such Investor) and (y) Cerberus:

                  (a) The representations and warranties made by the Company in
Section 4 hereof shall be true and correct on the Closing Date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date;

                  (b) Except for any regulatory filings that, under applicable law, may be made after the Closing, the Company shall have obtained or made, as the case may be, in a timely fashion any and all authorizations, consents, permits, approvals, registrations, filings and waivers from governmental authorities and/or other third parties that are necessary and/or appropriate for consummation of the purchase and sale of the Convertible Note and Common Stock Warrant at the Closing, all of which shall be in full force and effect;

                  (c) The Company shall have executed and delivered a counterpart to the Registration Rights Agreement Amendment to the Investors intending to purchase the Convertible Note and Common Stock Warrant in the Closing;

                  (d) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, or self-regulatory organization enjoining or preventing the consummation at the Closing of the transactions contemplated by this Agreement or any other Transaction Document;

                  (e) The Company shall have delivered to the Investors intending to purchase the Convertible Note and Common Stock Warrant in the Closing a certificate, dated as of the Closing Date, executed by the Chief Executive Officer or Chief Operating Officer of the Company, certifying as to the fulfillment of the conditions specified in subsections (a), (b) and (d) of this Section 6.1;

                  (f) The Company shall have delivered to the Investors intending to purchase the Convertible Note and Common Stock Warrant in the Closing a certificate, dated as of the Closing Date, executed by the Secretary of the Company, certifying as to: (i) the resolutions of the Board authorizing the transactions contemplated by this Agreement and the other Transaction Documents; (ii) the Articles of Organization of the Company; and (iii) the By-Laws of the Company, each as in effect as of the Closing Date;

                  (g) The Company shall have delivered to the Investors intending to purchase the Convertible Note and Common Stock Warrant in the Closing a good standing certificate from the Secretary of Commonwealth of the Commonwealth of Massachusetts;

                  (h) The Investors intending to purchase the Convertible Note and Common Stock Warrant in the Closing shall have received a written legal opinion, in the form attached hereto as Exhibit D, dated as of the Closing date, from Company Counsel;

                  (i) Cerberus Counsel, in its capacity as escrow agent hereunder shall have received from the Investors intending to purchase the Convertible Note and Common Stock Warrant funds to purchase the Convertible Note and Common Stock Warrant for an aggregate purchase price of at least $10,000,000 and the Company shall not have waived any of the conditions set forth in Section
6.2 with respect to any Investor;

                  (j) Since July 1, 2006, there shall not have occurred a Material Adverse Change; and

                  (k) The Company shall have delivered to the Investors intending to purchase the Convertible Notes and Common Stock Warrants in the Closing waivers and/or consents from the holders of the Company's Series A Convertible Preferred Stock and Series B Convertible Preferred Stock and Series C Convertible Preferred Stock in form and substance reasonably acceptable to the Investors and their counsel sufficient to (1) permit the issuance of the Convertible Notes and Common Stock Warrants in accordance with the terms of this Agreement, and (2) with respect to the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock, waive all pre-emptive or participation rights or rights of first offer or first refusal which such holders may otherwise have in connection with the sale and issuance of the Convertible Notes and Common Stock Warrants.

            6.2. Conditions to Obligations of the Company. The Company's obligation to sell and issue the Convertible Note and Common Stock Warrant at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived in writing by the Company:

                  (a) The representations and warranties made by the Investors in Section 5 hereof shall be true and correct in all material respects on the Closing Date;

                  (b) Each of the Investors intending to purchase the Convertible Note and Common Stock Warrant in the Closing shall have executed and delivered to the Company a counterpart to this Agreement, the Registration Rights Agreement Amendment and each other Transaction Document to which such Investor is a party;

                  (c) Each of the Investors intending to purchase the Convertible Note and Common Stock Warrant in the Closing shall have delivered to Cerberus Counsel, as escrow agent hereunder, the amount set forth as the "Purchase Price" opposite such Investor's name on the applicable Schedule I attached hereto; and

                  (d) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, or self-regulatory organization enjoining or preventing the consummation at the Closing of the transactions contemplated by this Agreement or any other Transaction Document.

      7. Covenants and Agreements of the Company.

            7.1. Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the conversion of the Convertible Note and exercise of the Common Stock Warrant, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the conversion of the Convertible Note and exercise of the Common Stock Warrant issued pursuant to this Agreement in accordance with their respective terms.

            7.2. No Conflicts. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company's obligations to the Investors under the Transaction Documents.

            7.3. Unlegended Certificates. From and after the earlier of: (i) the registration of the Conversion Shares or Warrant Shares for resale pursuant to the Registration Rights Agreement; and (ii) the time when the Company receives from its legal counsel a written opinion that the Conversion Shares or Warrant Shares are then eligible for transfer pursuant to Rule 144(k) promulgated under the Securities Act, the Company shall, upon an Investor's written request (the "Certificate Request"), promptly cause certificates evidencing such Conversion Shares or Warrant Shares to be replaced with certificates which do not bear any restrictive legends. When the Company is required to cause unlegended certificates to replace previously issued legended certificates, if unlegended certificates are not delivered to an Investor within three (3) Business Days of submission by that Investor of legended certificate(s) to the Company's transfer agent together with a representation letter in customary form, the Company shall be liable to the Investor for liquidated damages equal to 1.5% of the aggregate market price (i.e., the highest closing price during such three day period) of the shares of Common Stock evidenced by such certificate(s) for each 10-day period (or portion thereof) beyond such three (3) Business Day-period that the unlegended certificates have not been so delivered. Notwithstanding the foregoing, such three (3) Business Day-period shall be extended until the Company or its transfer agent has received from the Investor such information as is necessary for the issuance of the unlegended certificates in accordance with applicable Federal and state securities laws and as is reasonably requested in writing by the Company promptly, and in no even more than one (1) Business Day, following the Company's receipt of such Investor's Certificate Request. The Company shall pay such amount(s) to the Investor upon demand therefor, and such payment shall be in addition to, and not in lieu of, all other remedies and rights available to such

Investor.

            7.4. Insurance. Without the approval of a majority of the Board, the Company shall not materially reduce the insurance coverages described in Section 4.16, including, without limitation, the directors' and officer's insurance.

            7.5. Employment Agreements. The Company shall maintain employment and non-compete agreements with all of its officers, and shall not amend any such agreements except in any manner that benefits the Company or as approved by the Board.

            7.6. Confidentiality Agreements. The Company shall maintain confidentiality agreements with each Key Employee and each consultant of the Company with access to Confidential Information, and shall not amend any such agreements except in any manner that benefits the Company or does not reduce the confidentiality protection thereof, in each case, as approved by the Board.

            7.7. Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except to the extent non-compliance would not have a Material Adverse Effect.

            7.8. Use of Proceeds. The proceeds from the sale of the Convertible Notes and Common Stock Warrants shall be used for the payment of expenses related to the transactions contemplated hereby and for general working capital purposes.

            7.9. Protective Provisions. So long as the Convertible Notes remain outstanding, without the prior written consent of at least a majority in original principal amount outstanding of the Convertible Notes, provided such majority includes Cerberus, the Company will not:

                  (a) permit, suffer to exist or otherwise engage in a Liquidation Event (as defined in the Company's Amended and Restated Articles of Incorporation, as in effect on the date hereof) unless as a result thereof and after giving effect thereto (i) the Company shall be the surviving corporation,
(ii) the Series C Preferred Stock shall continue to be outstanding, (iii) there shall be no change in the preference, privileges or other rights and restrictions with respect to the Series C Preferred Stock, (iv) there shall not be created or thereafter exist as a result thereof any new class of shares having preference over the Series C Preferred Stock with respect to dividends, distribution of assets or rights upon liquidation, (v) the then outstanding principal, together with all accrued and unpaid interest thereon, of the Convertible Notes shall be paid in full, and (vi) the Common Stock Warrants shall be assumed in a writing signed by the successor in accordance with their terms;

                  (b) incur any indebtedness for borrowed money;

                  (c) grant a security interest, pledge or other encumbrance upon any of its assets other than purchase money security interests for the purchase of equipment not to exceed $100,000 per annum;

                  (d) create or authorize the creation of, or issue or sell, any equity security, or any security convertible into or exercisable for any equity security, other than in a Qualified Public Offering;

                  (e) except for a declaration or payment of dividends on the Series C Preferred Stock, declare or pay any dividends on any common stock, preferred stock or other capital stock of the Company;

                  (f) except for a redemption or repurchase of the Series C Preferred Stock, redeem or repurchase any of its capital stock (or security exercisable, convertible or exchangeable for any of its capital stock); or

                  (g) make any capital expenditure in excess of $1,000,000 in any year.

                  7.10. Information Rights. So long as any of the Convertible Notes are outstanding, each Investor holding Convertible Notes with a principal amount in excess of $1,000,000, shall be entitled to receive the same information and inspection rights as set forth in Article IV of the Investor Rights Agreement (without regard to any minimum share amounts specified therein).

                  7.11. Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the any of the Securities to any Investor or cause the offering of such Securities to be integrated with any other offering of securities by the Company.

      8.    Survival and Indemnification.

            8.1. Survival. All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements as of the date hereof and shall survive until the later to occur of (x) 30 days after delivery to Cerberus of the Company's audited financial statements, together with the auditors written opinion thereon, for the first fiscal year ended after the Closing and (y) 15 months after the Closing; provided, however, that the provisions contained in:
(a) Section 4.4 and Section 8.2(ii) hereof shall survive indefinitely; (b) Sections 4.9 and 4.14 shall survive until 90 days after the applicable statute of limitations.

            8.2. Indemnification. The Company shall indemnify and hold harmless each Investor and its Affiliates and the directors, officers, employees, investors, partners and agents of each Investor and its Affiliates, from and against any and all losses, claims, damages, liabilities and expenses incurred by any such Person (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement hereof) (collectively, "Losses") as a result of (i) any breach of representation, warranty, covenant or agreement made by, or to be performed on the part of, the Company under the Transaction Documents, or (ii) the recall of any of the Company's products (but only to the extent such Investor would be personally liable), and, in each case, will reimburse any such Person for all such amounts as they are incurred by such Person.

            8.3. Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the "Indemnified Person") of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume and control the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses in connection with such defense and such counsel; provided, however, that the failure of any Indemnified Person to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person (x) representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (y) if there are one or more defenses available to such Indemnified Person that is/are not available to the Company. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened action, claim or proceeding, with respect to any Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

      9. Miscellaneous.

            9.1. Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable; provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part, without the prior written consent of the Company, to an Affiliate or the other Investors, provided, that, no such assignment shall be effective or confer any right on any such assignee unless, prior to such assignment, the assignee agrees in writing that such assignee will be bound by all provisions binding on such Investor hereunder. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Except for Cerberus Counsel, which is an express intended third-party beneficiary hereof for the limited purpose of Section 3.2 and Section 9.5 of this Agreement, and except for any other provisions of this Agreement expressly to the contrary, nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

            9.2. Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

            9.3. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            9.4. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described: (i) if given by personal delivery, then such notice shall be deemed given upon such delivery; (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal with a confirming copy by first class mail;
(iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) days after such notice is deposited in first class mail, postage prepaid; and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one (1) Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten (10) days' advance written notice to the other party:

                  If to the Company:

                        Molecular Insight Pharmaceuticals, Inc.
                        160 Second Street
                        Cambridge, Massachusetts 02142
                        Attn:  Mr. David Barlow

                        Fax: (617) 492-5664

                  With a copy to:

                        Foley & Lardner LLP
                        111 Huntington Avenue
                        26th Floor
                        Boston, Massachusetts 02199
                        Attn:  Gabor Garai, Esq.
                        Fax:  (617) 342-4001

                  If to any of the Investors:

                        to the addresses set forth on the applicable Schedule I attached hereto.

            9.5. Expenses. The Company shall pay the reasonable fees and expenses of Cerberus Counsel in connection with the transactions contemplated by this Agreement (the "Cerberus Counsel Fees"), with respect to the Closing, in an amount not to exceed $50,000 through the Closing Date, which Cerberus Counsel Fees shall include, without limitation, the fees and expenses associated with the negotiation, preparation and execution and delivery of this Agreement and the other Transaction Documents. On the sooner of the Closing or the Escrow Termination Date, Cerberus Counsel may apply such retainer to Cerberus Counsel Fees and return the excess thereof, if any, to the Company. Except as set forth above, the Company and the Investors shall each bear their own expenses in connection with the negotiation, preparation, execution and delivery of this Agreement. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys' fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

            9.6. Amendments and Waivers. This Agreement shall not be amended and the observance of any term of this Agreement shall not be waived (either generally or in a particular instance and either retroactively or prospectively) without the prior written consent of (i) the Company and (ii) the Investors holding a majority of the principal amount of the Convertible Notes outstanding at such time (which majority must include Cerberus); provided, however, that any provision hereof which impairs the rights or increases the obligations of a specific Investor disproportionately to other Investors shall not be amended or waived without the prior written consent of the Company and that particular Investor; provided, further, that any provision affecting the rights or obligations of Cerberus Counsel, shall not be waived or amended without the prior written consent of Cerberus Counsel. Any amendment or waiver effected in accordance with this Section 9.6 shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

            9.7. Publicity. No public release or announcement concerning the transactions contemplated by this Agreement or any other Transaction Document shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by any of the Investors) or Cerberus (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law, in which case the Company or the Investors, as the case may be, shall allow the Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.

            9.8. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

            9.9. Entire Agreement. This Agreement, including the Exhibits and Schedules (including without limitation all Disclosure Schedules), and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

            9.10. Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

            9.11. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof, except that the Conversion Shares and Warrant Shares and the limitations and restrictions on, the Conversion Shares and Warrant Shares shall be governed by the laws of the Commonwealth of Massachusetts. Each of the parties hereto irrevocably submits to the jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. THE COMPANY AND EACH OF THE INVESTORS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

            9.12 Independent Nature of Investors' Obligations and Rights. Except as expressly provided herein and therein, the obligations of each Investor under this Agreement and each other Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement or any other Transaction Document. The decision of each Investor to purchase a Convertible Note and Common Stock Warrant pursuant to this Agreement and the other Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or the other Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Convertible Note and Common Stock

Warrant or enforcing its rights under this Agreement or the other Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.


                           [signature page follows]

                           [COMPANY SIGNATURE PAGE]

            IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

                                         MOLECULAR INSIGHT PHARMACEUTICALS, INC.



                                         By:   /s/ David Barlow
                                               --------------------------------
                                         Name:
                                         Title:

                          [INVESTOR SIGNATURE PAGE]

      IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.



                                          CERBERUS PARTNERS, L.P.

                                          By:   Cerberus Associates, LLC,
                                                  its General Partner


                                          By:   /s/ Seth Plattus
                                                --------------------------------
                                                Seth Plattus
                                                Managing Director

                          [INVESTOR SIGNATURE PAGE]

      IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.



                                          INVESTOR:

                                          Beaver Creek Fund Ltd.
                                          --------------------------------------
                                          Name of Investor



                                          By:  /s/ Andrew R. Midler
                                                --------------------------------
                                          Name: Andrew R. Midler
                                                --------------------------------
                                          Title: Director
                                                --------------------------------

                          [INVESTOR SIGNATURE PAGE]

      IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.



                                          INVESTOR:

                                          Ahab International, Ltd.
                                          --------------------------------------
                                          Name of Investor



                                          By:  /s/ Jonathan Gallen
                                                --------------------------------
                                          Name: Jonathan Gallen
                                                --------------------------------
                                          Title: President, Ahab Capital
                                                 Management, Inc.
                                                 Investment Advisor, Ahab
                                                 International, Ltd.
                                                --------------------------------

                          [INVESTOR SIGNATURE PAGE]

      IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.



                                          INVESTOR:

                                          Ahab Partners, L.P.
                                          --------------------------------------
                                          Name of Investor



                                          By:  /s/ Jonathan Gallen
                                                --------------------------------
                                          Name: Jonathan Gallen
                                                --------------------------------
                                          Title: Managing Member, Pequod LLC
                                                 General Partner, Ahab Partners,
                                                 L.P.
                                                --------------------------------

                          [INVESTOR SIGNATURE PAGE]

      IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.



                                          INVESTOR:

                                          Emigrant Capital Corporation
                                          --------------------------------------
                                          Name of Investor



                                          By:  /s/ Edward R. Burns
                                                --------------------------------
                                          Name: Edward R. Burns
                                                --------------------------------
                                          Title: Vice President
                                                --------------------------------

                          [INVESTOR SIGNATURE PAGE]

      IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.



                                          INVESTOR:

                                          American Durham, Ltd.
                                          --------------------------------------
                                          Name of Investor



                                          By:  /s/ [ILLEGIBLE]
                                                --------------------------------
                                          Name: [ILLEGIBLE]
                                                --------------------------------
                                          Title: Managing Principal
                                                --------------------------------

                          [INVESTOR SIGNATURE PAGE]

      IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.



                                          INVESTOR:

                                          International Durham, Ltd.
                                          --------------------------------------
                                          Name of Investor



                                          By:  /s/ [ILLEGIBLE]
                                                --------------------------------
                                          Name: [ILLEGIBLE]
                                                --------------------------------
                                          Title: Managing Principal
                                                --------------------------------

                          [INVESTOR SIGNATURE PAGE]

      IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.



                                          INVESTOR:

                                          Institutional Benchmarks Series
                                          (Master Feeder) Limited,
                                          acting in respect of the Canopus
                                          Series [ILLEGIBLE]

                                          --------------------------------------
                                          Name of Investor



                                          By:  /s/ [ILLEGIBLE]
                                                --------------------------------
                                          Name: [ILLEGIBLE]
                                                --------------------------------
                                          Title: Authorized Signatory
                                                --------------------------------

                                   SCHEDULE I

                                   INVESTORS

Convertible Notes in the principal amounts as are set forth next to each such Investor's name on Schedule I attached hereto and a Common Stock Warrant for the number of shares of Common Stock.

                                                                                                       INITIAL
                                                             PRINCIPAL AMOUNT OF CONVERTIBLE      NUMBER OF WARRANT
   NAME AND ADDRESS OF INVESTOR           RESIDENCE                       NOTE                         SHARES
   ----------------------------           ---------                       ----                         ------
Cerberus Partners, L.P.               State of New York              $10,000,000                      256,411
299 Park Avenue, 22nd Floor
New York, New York 10171
Attn: Mr. Seth P. Plattus
Fax: (212) 891-1541

and

Cerberus Partners, L.P.
299 Park Avenue, 22nd Floor
New York, New York 10171
Attn: Mr. Daniel Frank
Fax: (212) 284-7818

With a copy to:

Lowenstein Sandler PC
65 Livingston Avenue
Roseland, NJ 07068
Attn:  Robert G. Minion, Esq.
Fax: (973) 597-2400

Beaver Creek Fund, Ltd.                Cayman Islands                  $1,500,000                      38,462
6501 Red Hook Plaza, Ste 201
St. Thomas USVI 00802

Ahab International, Ltd.                 The Bahamas                    $840,000                       21,539
c/o Ahab Capital Management, Inc.
299 Park Avenue
New York City, NY 10171

Ahab Partners, L.P.                   State of New York                 $660,000                       16,924
299 Park Avenue
New York City, NY 10171

Emigrant Capital Corporation          State of New York                 $400,000                       10,257
6 East 43rd Street, 8th floor
New York City, NY 10017

American Durham, L.P.                 State of New York                 $255,000                        6,539
680 Fifth Avenue, 22nd floor
New York City, NY 10019

International Durham, Ltd.            State of New York               $1,525,000                       39,103
680 Fifth Avenue, 22nd floor
New York City, NH 10019

Institutional Benchmark Series        State of New York                 $220,000                        5,642
(Master Feeder) Limited, acting
in respect of the Canopus Series
680 Fifth Avenue, 22nd floor
New York City, NY 10019
                                                                     $15,400,000                      394,877
TOTAL

                                                                       Exhibit A

                AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

                  THIS AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT (this "Amendment") is made as of this 28th day of September, 2006, by and among:

                  Molecular Insight Pharmaceuticals, Inc., a Massachusetts corporation (the "Company"), the holders (the "Series A Holders") of the Series A Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Series A Preferred Stock") set forth on Schedule A to the Agreement;

                  The holders (the "Series B Holders") of the Series B Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Series B Preferred Stock") set forth on Schedule B to the Agreement;

                  The holders (the "Series C Holders" and together with the Series A Holders and the Series B Holders, the "Preferred Holders") of the Series C Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Series C Preferred Stock") set forth on Schedule C to the Agreement;

                  The holders (the "Common Holders") of the common stock of the Company, par value $0.01 per share (the "Common Stock") that are signatories to the Agreement; and

                  The holders (the "Note Holders" and together with the Series A Holders, the Series B Holders, the Series C Holders and the Common Holders, each, an "Investor" and collectively, the "Investors") of those certain Convertible Promissory Notes in aggregate principal amount of $15,400,000.00 and dated of even date herewith set forth on Schedule D attached hereto.

                                    RECITALS:

                  A. The Company and the Series A Holders, Series B Holders, Series C Holders and Common Holders have previously entered into a Registration Rights Agreement dated as of March 29, 2005 (as amended or supplemented to date, the "Agreement"); and

                  B. The Company and the Note Holders have entered into a Securities Purchase Agreement of even date herewith (the "Securities Purchase Agreement") pursuant to which, among other things, the Company has issued Convertible Promissory Notes and Common Stock Warrants to each Note Holder and, as a condition to the issuance of such securities, the parties hereto desire to enter into this Amendment to set forth, among other things, the rights of the Note Holders with respect to the registration of shares of Common Stock held by and issuable to the Note Holders upon conversion of the Notes and the exercise of Common Stock Warrants issued to each Note Holder pursuant to the Securities Purchase Agreement; and

                  C. The Company, the Note Holders and the other Investors wish to enter into this Amendment to provide registration rights with respect to the Common Stock of the Company issued or issuable to the Note Holders.

                  NOW, THEREFORE, in consideration of the foregoing and the respective covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Preferred Holder, severally and not jointly, hereby agree to amend the Agreement as follows:




         1. Article I of the Agreement, titled "Definitions" is hereby amended to add the following definitions to Article I in alphabetical order:

                  "Note" shall mean any of those certain Convertible Promissory Notes issued by the Company to a Note Holder in an aggregate principal amount of $15,400,000.00 pursuant to the Securities Purchase Agreement.

                  "Note Demand Registration" shall have the meaning ascribed to it in Section 2.1(a)(iii).

                  "Note and Warrant Stock" shall mean any shares of capital stock issued or issuable by the Company to any Note Holder or Warrant Holder upon the conversion of any Note or upon the exercise of any Warrant, as the case may be.

                  "Requisite Note Holders" shall mean (i) Cerberus and (ii) the holders of a majority of the aggregate principal amount outstanding of the Notes (excluding for this purpose the principal amount of any Note(s) held by Cerberus).

                  "Warrant" shall mean those certain Common Stock Warrants issued by the Company to the Note Holders pursuant to the Securities Purchase Agreement pursuant to which each Note Holder may acquire Common Stock of the Company.

                  "Warrant Holder" shall mean the holder of any Warrant.

        2. The definitions of "Affiliate" and "Registrable Securities" set forth in Article I is hereby deleted in its entirety and the following substituted in lieu thereof:

                  "Affiliate" means, with respect to any Person, any other Person which directly or indirectly Controls, is Controlled by, or is under common Control with, such Person. Notwithstanding the foregoing, none of the Company, its owners, officers, directors, employees, agents or advisors (or any of their family members) shall be deemed an "Affiliate" of a Preferred Holder or Note Holder, unless any such Person is otherwise (i.e., independent of the Company) an Affiliate of such Preferred Holder or Note Holder.

                  "Registrable Securities" means: (i) the Preferred Stock; (ii) any Note and Warrant Stock, (iii) any and all shares of Common Stock issued or issuable in respect of the Preferred Stock, the Notes or the Warrants upon any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, sale of assets or similar event; (iv) the shares of Common Stock issuable as payment-in-kind dividends on the Preferred Stock in accordance with the terms thereof; and (v) any other shares of Common Stock acquired by any of the Investors at any time. Notwithstanding the foregoing, the term "Registrable Securities" shall not include any shares which have been (w) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (x) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, (y) registered under the Securities Act pursuant to an effective Registration Statement filed thereunder or (z) publicly sold pursuant to Rule 144 under the Securities Act.

        3. Section 2.1(a) of the Agreement is amended to insert the following as clause (iii) therein and renumber the existing clauses (iii) and (iv) to be clauses (iv) and (v) therein:

                  (iii) The Requisite Note Holders may require the Company to register for sale under the Securities Act all or any portion of the Registrable Securities held by the Note Holders for sale in the manner specified in such Demand Notice (a "Note Demand Registration"). The Requisite Note Holders shall be entitled to only two (2) Note Demand Registrations pursuant to this Section 2.1(a)(iii); provided, that, they may only make demand for one such Note Demand Registration in any twelve month period, unless any of them shall have had any Registrable Securities excluded from a Registration Statement that was filed during such twelve month period.

        4. Section 2.1(a) of the Agreement is further amended to delete in its entirety clause (iv) (Clause (v) as renumbered pursuant to Section 3 of this Amendment) and the following substituted in lieu thereof:

                  (v) If the Company is then a registrant entitled to use Form S-3 or any successor form thereto to effect the distribution of such Registrable Securities for public sale or re-sale (as the case may be), (aa) the Requisite Series C Holders may require the Company to register for sale or re-sale under the Securities Act by filing a Registration Statement on Form S-3 or any comparable or successor form thereto for a public offering of all or any portion of the Registrable Securities held by them, (bb) the Requisite Series AB Holders may require the Company to register for sale or re-sale under the Securities Act by filing a Registration Statement on Form S-3 or any comparable or successor form thereto for a public offering of all or any portion of the of Registrable Securities held by them, or (cc) the Requisite Note Holders may require the Company to register for sale or re-sale under the Securities Act by filing a Registration Statement on Form S-3 or any comparable or successor form thereto for a public offering of all or any portion of the Registrable Securities held by them, in each case, in accordance with the method of disposition specified in the Demand Notice. Whenever the Company is required by this Section 2.1(a)(v) to effect the registration of Registrable Securities, each of the procedures and requirements of Sections 2.1 and 2.4 shall apply to such registration, and the Company shall cause such Registration Statement to be declared effective within one hundred eighty (180) days after the Company's receipt of the request for such registration. There shall be no limitation on the number of registrations on Form S-3 which may be requested and obtained under this Section 2.1, and such requests and registrations shall not reduce the number of Series C Demand Registrations, Series AB Demand Registrations or Note Demand Registrations, as the case may be, to which the Series C Holders, Series AB Holders or Note Holders, as the case may be, are entitled hereunder.

         5. Section 2.1(d) and (e) of the Agreement are deleted in their entirety and the following substituted in lieu thereof:

                  (d) A Registration Statement filed pursuant to this Section
2.1 may, subject to the following provisions and in addition to the Registrable Securities, include (i) shares of Common Stock for sale by the Company for its own account and (ii) shares of Common Stock held by persons other than the Company, the Preferred Holders and the Note Holders (the "Other Shareholders"), in each case for sale in accordance with the method of disposition specified by the Initiating Stockholders and subject to the exclusions provided herein. If such registration shall be underwritten, the Company, the Preferred Holders, the Note Holders and the Other Shareholders proposing to distribute their shares through such underwriting shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting; the terms of which shall not be more favorable to the Company and such Other Shareholders than the terms afforded therein to the Initiating Stockholders. If and to the extent that the managing underwriter determines that marketing factors require a limitation on the number of shares to be included in such registration, then the shares of Common Stock sought to be registered by the Preferred Holders, the Note Holders and the Other Shareholders and shares of Common Stock to be sold by the Company for its own account shall be excluded from such registration to the extent so required by such managing underwriter in the following order of priority: (1st) and unless the Other Shareholders and the Company have otherwise agreed in writing, such exclusion shall be applied first to the shares sought to be registered by the Other Shareholders to the extent any such reduction is required by the managing underwriter; (2nd) then to the shares of Common Stock of the Company to be included for its own account to the extent any such reduction is required by the managing underwriter; (3rd) then the shares sought to be registered by the Series AB Holders to the extent any such reduction is required by the managing underwriter; and (4th) then to the shares sought to be registered by the Series C Holders and the Note Holders, ratably between them treating them as one class for the purpose of this clause (d), to the extent any such reduction is required by the managing underwriter. In any event, all securities to be sold other than Registrable Securities of the Series C Holders and the Note Holders shall be excluded prior to any exclusion of Registrable Securities of the Series C Holders and the Note Holders, if they are participating in such registration, whether or not they are the Initiating Stockholders with respect to such registration. No Registrable Securities or other securities, in either case, excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any of the Preferred Holders, Note Holders or any of the Other Shareholders who has requested inclusion in such registration as provided above, disapproves of the terms of the underwriting, then such Preferred Holder(s), Note Holder(s) or such Other Shareholder(s) may elect to withdraw therefrom by written notice to the Company and the managing underwriter. The securities so withdrawn shall thereupon be withdrawn from registration.

                  (e) The Company may delay or postpone for up to 45 consecutive days effecting a Series AB, Series C Demand Registration or Note Demand Registration if the Company has delivered a written certificate to each Investor stating that the Board, acting in good faith, has resolved that pursuit of such Demand Registration during such 45-day period would be detrimental to the Company and its shareholders; provided, however, that in the event of any such postponement, the Initiating Stockholders shall be entitled to withdraw the request for such Demand Registration and, if such request is withdrawn, such request shall not count as a Demand Registration hereunder; and provided, further, that the Company may not exercise its rights under this Section 2.1(e) for more than a total 60 days in any eighteen month period.

         6. Section 2.2(a) of the Agreement is deleted in its entirety and the following substituted in lieu thereof:

                  (a) If the Company at any time (other than pursuant to Section 2.1) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other shareholders of the Company or both (except with respect to (i) an Initial Public Offering, (ii) Registration Statements on Forms S-4, S-8 or any successor to such forms, (iii) any Registration Statement including only securities issued pursuant to a dividend reinvestment plan, (iv) a Registration Statement in which the only securities to be registered are securities issuable upon conversion of debt securities or other convertible securities which are also being registered or (v) another form of Registration Statement not available for registering the Registrable Securities for sale to the public), each such time the Company shall promptly give written notice to the Preferred Holders and the Note Holders of its intention to do so (each, a "Piggy-Back Notice"). Upon the written request of the Requisite Series C Holders and/or Requisite Note Holders, received by the Company within twenty (20) days after the date of delivery of a Piggy-Back Notice, in accordance with Section 3.4, to register any or all of the Registrable Securities held by the Series C Holders and/or Note Holders as stated in such request, the Company shall use its best efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in such Registration Statement. If the Registration Statement relates to an underwritten public offering, the Company shall so advise the Preferred Holders and the Note

Holders as a part of a Piggy-Back Notice. In such event, the Preferred Holders' and Note Holders' right to include Registrable Securities in such registration shall be conditioned upon its participation in such underwriting to the extent provided herein. The Preferred Holders and the Note Holders, if participating in such distribution, shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company; the terms of which shall be no less favorable to the Preferred Holders and the Note Holders than the terms afforded therein to the Company.

         7. Section 2.2(b)(ii) of the Agreement is deleted in its entirety and the following substituted in lieu thereof:

                  (ii) second, if the Maximum Offering Size has not then been exceeded, that number of securities proposed to be registered for the account of the Series C Holders and the Note Holder, ratably between them treating them as one class for the purpose of this clause (ii).

         8. Section 2.2(c), (d) and (e) of the Agreement are deleted in their entirety and the following substituted in lieu thereof:

                  (c) Any request by a Preferred Holder or Note Holder for inclusion in any registration may be withdrawn, in whole or in part, at any time prior to the effective date of the Registration Statement for such offering. No request for inclusion of, nor the inclusion of, Registrable Securities by a Series C Holder or Note Holder shall be deemed a Series C Demand Registration or Note Demand Registration, as the case may be, that reduces the number of such Series C Demand Registrations or Note Demand Registrations, as the case may be, to which the Series C Holders or Note Holders, as the case may be, are entitled hereunder.

                  (d) The Company shall have the right to terminate or withdraw any registration contemplated under this Section 2.2 prior to the effectiveness of such registration, whether or not the Series C Holders or Note Holders, as the case may be, have elected to include securities in such registration.

                  (e) There shall be no limitation on the number of registrations a Preferred Holder or Note Holder may participate in under this
Section 2.2, and any such participation shall not reduce the number of Series C Demand Registrations or Note Demand Registrations, as the case may be, to which the Series C Holders and Note Holders, respectively, are entitled hereunder.

        9. Section 2.4(a), (b), (d), (h), (i), (j), (k) and (k) (as originally numbered) of the Agreement are deleted in their entirety, the following is substituted in lieu thereof and the existing clauses (l) and (m) are renumbered to be (m) and (n), respectively:

                  (a) Prepare and file with the Commission a Registration Statement on the applicable form with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective until the earlier of (i) the sale of all of the Registrable Securities covered thereby and (ii) the first date when all Registrable Securities covered thereby are eligible for sale under Rule 144(k) without regard to any volume or manner of sale limitations; provided, however, that, as soon as practicable but in no event later than five (5) Business Days before filing such Registration Statement, any related prospectus or any amendment or supplement thereto (other than any amendment or supplement made solely as a result of incorporation by reference of documents filed with the Commission subsequent to the filing of such Registration Statement), the Company shall furnish to the Preferred Holders, the Note Holders and the underwriters, if any, copies of all such documents proposed to be filed, which documents shall be subject to review by the Preferred Holders, Note Holders and any such underwriters; the Company shall not file any Registration Statement or amendment thereto or any prospectus or any supplement thereto (other than any amendment or supplement made solely as a result of incorporation by reference of documents filed with the Commission subsequent to the filing of such Registration Statement) to which the managing underwriters of the applicable offering, if any, or either of the Co-Lead Investors shall have reasonably objected in writing, within four (4) Business Days after receipt of such documents, to the effect that such Registration Statement or amendment thereto or prospectus or supplement thereto does not comply in all material respects with the requirements of the Securities Act and specifying in reasonable detail the reasons therefor (provided that the foregoing shall not limit a Preferred Holder's or Note Holder's right to reasonably object, within four (4) Business Days after receipt of such documents, to any particular information that is to be contained in such Registration Statement, amendment, prospectus or supplement and relates specifically to such Preferred Holder and/or Note Holder, as the case may be, including without limitation any information describing the manner in which the Preferred Holder or Note Holder acquired such Registrable Securities and the intended method of distribution of such Registrable Securities), and if the Company is unable to file any such document due to the objections of such underwriters or either of the Co-Lead Investors, the Company shall use its best efforts to cooperate with such underwriters and either of the Co-Lead Investors to prepare, as soon as practicable, a document that is responsive in all material respects to the reasonable objections of either of the Co-Lead Investors;

                  (b) Permit a single law firm designated by the Co-Lead Investors to represent all of the Series C Holders, a single law firm designated by the Requisite Note Holders to represent all of the Note Holders, and a single law firm designated by the Requisite Series AB Holders to represent the Series AB Holders, to review and comment on the Registration Statement which includes their respective Registrable Securities and all amendments and supplements for a reasonable period prior to filing and to respond to any reasonable objections raised by such counsel;

                  (d) Furnish to the Preferred Holders, the Note Holders and to each underwriter copies of the Registration Statement and each such amendment and supplement thereto (together with all exhibits thereto) and the prospectus included therein and any other prospectus filed under Rule 424 or Rule 434 under the Securities Act as the Preferred Holders, the Note Holders and such underwriter reasonably may request in order to facilitate the disposition of the Registrable Securities covered by such Registration Statement;

                  (h) Immediately notify the Preferred Holders, the Note Holders and each underwriter under such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event which has resulted or would result in the prospectus contained in such Registration Statement, as then in effect, to include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare and furnish to such Investor and underwriter an updated prospectus;

                  (i) If the offering is underwritten, and at each Preferred Holder's and Note Holder's request, use its best efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration (i) an opinion, dated such date, of counsel to the Company, addressed to the underwriters, the Preferred Holders and the Note Holders, to such effect as reasonably may be requested by the underwriters, and (ii) a letter, dated such date, from the independent public accountants retained by the Company, addressed to the underwriters and, if applicable, the Preferred Holders and the Note Holders, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the Registration Statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five (5) Business Days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request, and deliver copies of such letter to the Investor;

                  (j) For the purpose of participating in any Registration Statement, upon reasonable notice and at reasonable times during normal business hours, make available for inspection by the Preferred Holders, the Note Holders, any underwriter participating in any distribution pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Preferred Holders or the Note Holders or such underwriter, reasonable access to all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company's officers, directors and employees to supply all information reasonably requested by any of the Preferred Holders, the Note Holders, such underwriter, attorney, accountant or agent in connection with such Registration Statement; provided, however, the Company shall neither disclose the existence or content of any material, non-public information concerning the Company at a time when possession of such information by a Preferred Holder or Note Holder would, under applicable law, prohibit the Preferred Holder or Note Holder from trading in the Company's securities;

                  (k) Notify the Preferred Holders and the Note Holders (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, such notice to be given no later than 9:00 a.m. (New York time) of the morning on the Business Day immediately after the declaration of effectiveness by the Commission, (ii) immediately of any request by the Commission for amendments or supplements to such Registration Statement or to amend or supplement such prospectus or for additional information, (iii) immediately of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceeding for that purpose and (iv) immediately of the suspension of the qualification of securities covered by such registration for offering or sale in any jurisdiction, or of the initiation of any proceeding for any of such purposes;

                  (k) Take such other actions as the Preferred Holders, the Note Holders or the underwriters reasonably request in order to expedite or facilitate the disposition of the Registrable Securities, including, without limitation, preparing for, and participating in, such number of "road shows" and all such other customary selling efforts as the underwriters reasonably request in order to expedite or facilitate such disposition;

         10. Section 2.5 of the Agreement is deleted in its entirety and the following substituted in lieu thereof:

                  2.5 Expenses. The Company shall bear all reasonable expenses incurred in complying with Sections 2.1, 2.2 and 2.4, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, reasonable fees and disbursements of one law firm designated by the Co-Lead Investors, one law firm designated by the Note Holders and one law firm designated by the Series AB Holders, of transfer agents and registrars and costs of any insurance which might be obtained by the Company with respect to the offering by the Company.

         11. Section 2.6(a) and (b) of the Agreement are deleted in their entirety and the following substituted in lieu thereof:

                  (a) The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Preferred Holder, Note Holder and its respective Affiliates and the directors, officers, employees, investors, partners and agents of each Preferred Holder, Note Holder and its respective Affiliates, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement hereof) (collectively, "Losses") to which any such Person may become subject, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement covering any Registrable Securities, any related prospectus or preliminary prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state in any thereof a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or prospectus supplement, in light of the circumstances under which they were made) not misleading; provided, however, that the Company will not be liable in any such case to the extent any Losses arise out of or are based upon an untrue statement of a material fact or an omission to state a material fact in such Registration Statement, prospectus, preliminary prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in express reliance upon and in strict conformity with written information furnished to the Company by the Preferred Holder or Note Holder expressly for use therein who is requesting such indemnification. This indemnity is in addition to any liability that the Company may otherwise have. The Company shall also indemnify any underwriters of the Registrable Securities, selling brokers, dealer managers and similar securities industry professionals participating in the distribution and their officers and directors and each Person who controls such underwriters or other Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Preferred Holder, Note Holder and its respective Affiliates as described above, if so required by the underwriting agreement entered into in connection with the registration of such Registrable Securities.

                  (b) In connection with any Registration Statement covering Registrable Securities, each Preferred Holder and Note Holder whose Registrable Securities were included in such Registration Statement shall furnish to the Company in writing such information with respect to the Preferred Holder or the Note Holder as the Company reasonably requests for use in connection with such Registration Statement, any related Prospectus or preliminary prospectus, or any amendment or supplement thereto, and shall indemnify, to the fullest extent permitted by law, the Company, the Company's directors, officers, employees and agents, each Person who controls the Company (within the meaning of the Securities Act), against all Losses arising out of or based upon any untrue statement of a material fact contained in any Registration Statement covering any Registrable Securities, any related Prospectus or preliminary prospectus, or any amendment or supplement thereto, or any omission to state in any such prospectus, amendment or supplement, a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or prospectus supplement, in light of the circumstances under which they were made) not misleading, in each case to the extent, and only to the extent, that the Losses arise out of or are based upon an untrue statement of a material fact or an omission to state a material fact in such Registration Statement or in such related Prospectus, preliminary prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in express reliance upon and in strict conformity with written information furnished to the Company by the Preferred Holder or Note Holder expressly for use therein. Notwithstanding anything in this Agreement to the contrary, in no event shall the Preferred Holder's or Note Holder's indemnification obligation exceed the dollar amount of the proceeds actually received by such Preferred Holder or Note Holder from the sale of the Registrable Securities under the Registration Statement giving rise to such obligation.

         12. Section 2.6(d) of the Agreement is deleted in its entirety and the following substituted in lieu thereof:

                  (d) (i) If the indemnification provided for in this Section
2.6 from the Indemnifying Party is unavailable to an Indemnified Person hereunder or is inadequate in respect of any Losses for which indemnification is provided under this Section 2.6, then the Indemnifying Party, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and Indemnified Person(s), on the other hand, in connection with the actions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Person shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Persons, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 2.6(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 2.6(d)(i). Notwithstanding any other provision hereof, in no event shall the Investor's contribution obligation exceed the excess of (A) the dollar amount of the proceeds received by the Investor upon the sale of the Registrable Securities giving rise to such contribution obligation over (B) the dollar amount of any damages that the Preferred Holder or Note Holder has otherwise been required to pay by reason of the untrue or alleged untrue statement or omission or alleged omission giving rise to such obligation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (iii) If indemnification is available under this Section 2.6, the Indemnifying Parties shall indemnify each Indemnified Person to the fullest extent provided in Section 2.6(a) and Section 2.6(b) without regard to the relative fault of said Indemnifying Party or Indemnified Person or any other equitable consideration provided for in this Section 2.6(d).

                  (iv) If any provision of an indemnification or contribution clause in an underwriting agreement or agency agreement executed by or on behalf of the Investor differs from a provision in this Section 2.6, such provision in the underwriting agreement shall determine the Investor's rights in respect thereof.

         13. Section 2.8(b) of the Agreement is deleted in its entirety and the following substituted in lieu thereof:

                  (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article II that each Preferred Holder or Note Holder, as the case may be, furnish to the Company in writing such information regarding such Preferred Holder or Note Holder, as the case may be, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to effect the registration thereof.

         14. Section 2.9 of the Agreement is deleted in its entirety and the following substituted in lieu thereof:

                  2.9 Additional Registration Rights. As of the date hereof, neither the Company nor any of its security holders (other than as set forth on Schedule 2.9 attached hereto) has any right to include securities of the Company in a Registration Statement other than the Registrable Securities, and the Company shall not, after the date hereof, enter into any agreement providing any rights to be included with a Registration Statement to any of its security holders or potential security holders, without the prior written consent of the Requisite Series C Holders and the Requisite Note Holders. Until after the effective date of a Registration Statement which includes Registrable Securities owned by Series C Holders and Note Holders, the Company shall not file any other Registration Statement solely with respect to shares to be offered by the Company or any Series AB Holder, including, without limitation, a Registration Statement on Form S-1, S-3, S-4 or S-8 or any successor form to any of the foregoing, without the consent of the Requisite Series C Holders and the Requisite Note Holders.

         15. Section 3.1 of the Agreement is deleted in its entirety and the following substituted in lieu thereof:

                  3.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or Cerberus, as applicable, and, if such assignment materially adversely affects the Series AB Holders, the Requisite Series AB Holders; provided, however, that a Preferred Holder and a Note Holder may assign its rights and delegate its duties hereunder in whole or in part, without the prior written consent of any other party, to an Affiliate and to any Person to whom such Preferred Holder or Note Holder, as the case may be, transfers any of the Registrable Securities, provided, that, no such assignment shall be effective or confer any right on any such assignee unless, prior to such assignment, the assignee agrees in writing that such assignee will be bound by all provisions binding on such Preferred Holder or Note Holder, as the case may be. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Except for any other provisions of this Agreement expressly to the contrary, nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

         16. Section 3.6 of the Agreement is deleted in its entirety and the following substituted in lieu thereof:

                  3.6 Amendments and Waivers. This Agreement shall not be amended without the prior written consent of (i) the Requisite Series C Holders and the Requisite Note Holders and (ii) if such amendment materially adversely affects the Series AB Holders, the Requisite Series AB Holders. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of (i) the Requisite Series C Holders and the Requisite Note Holders and (ii) if such amendment, action or omission to act materially adversely affects the Series AB Holders, the Requisite Series AB Holders.

         17. Section 3.7 of the Agreement is deleted in its entirety and the following substituted in lieu thereof:

                  3.7 Publicity. No public release or announcement concerning the transactions contemplated by this Agreement shall be issued by the Company, any of the Preferred Holders or Note Holders without, in the case of a release or announcement by any of the Preferred Holders or the Note

Holders, the prior written consent of the Company, and, in the case of a release or announcement by the Company, prior written consent of the Requisite Series C Holders and the Requisite Note Holders, which in each case, shall not be unreasonably withheld; provided, however, in the case of any release or announcement that may be required by law, such release or announcement may be made without prior consent, but the Company or the Requisite Series C Holders or the Requisite Note Holders, as the case may be, shall allow the other, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of its dissemination.

         18. Except as expressly set forth in this Amendment, the Agreement is ratified and confirmed, shall remain in full force and effect and shall not be altered, amended or modified.

         19. In accordance with Section 3.6 of the Agreement, this Amendment is executed by the Requisite Series C Holders and the Requisite AB Holders.

         20. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. THE COMPANY AND EACH OF THE INVESTORS, SERIES A HOLDERS, SERIES B HOLDERS AND THE NOTE HOLDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

        21. Except as expressly provided herein and therein, the obligations of each Note Holder under this Amendment and the Agreement are several and not joint with the obligations of any other Note Holder and no Note Holder shall be responsible in any way for the performance of the obligations of any other Note Holder under this Amendment or the Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                            [COMPANY SIGNATURE PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Registration Rights Agreement or caused this Amendment to be executed by their duly authorized representatives, as of the date first written above.

                                  THE COMPANY:

                                  MOLECULAR INSIGHT PHARMACEUTICALS, INC.



                                  By:
                                     ------------------------------------
                                  Name:
                                  Title:

                        [SERIES C HOLDER SIGNATURE PAGE]

         IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 1 to Registration Rights Agreement or caused this Amendment to be executed by its duly authorized representative, as of the date first written above.


                                  NAME OF SERIES C HOLDER:


                                  ---------------------------------------


                                  By:
                                     ------------------------------------
                                     Name:
                                     Title:


                                  Address:
                                          ------------------------------

                                          ------------------------------

                                          ------------------------------

                                  With a copy to (which shall not be
                                  deemed notice for purposes of the
                                  Agreement):


                                  ---------------------------------------
                                  ---------------------------------------
                                  ---------------------------------------

                        [SERIES B HOLDER SIGNATURE PAGE]

         IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 1 to Registration Rights Agreement or caused this Amendment to be executed by its duly authorized representative, as of the date first written above.


                                  NAME OF SERIES B HOLDER:

                                  ---------------------------------------


                                  By:
                                     ------------------------------------
                                     Name:
                                     Title:


                                  Address:
                                          ------------------------------

                                          ------------------------------
                                          ------------------------------

                                  With a copy to (which shall not be
                                  deemed notice for purposes of the
                                  Agreement):


                                  ---------------------------------------
                                  ---------------------------------------
                                  ---------------------------------------

                        [SERIES A HOLDER SIGNATURE PAGE]

         IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 1 to Registration Rights Agreement or caused this Amendment to be executed by its duly authorized representative, as of the date first written above.

                                  NAME OF SERIES A HOLDER:


                                  By:
                                     ------------------------------------
                                     Name:
                                     Title:


                                  Address:
                                          ------------------------------
                                          ------------------------------
                                          ------------------------------

                                  With a copy to (which shall not be
                                  deemed notice for purposes of the
                                  Agreement):


                                  ---------------------------------------
                                  ---------------------------------------
                                  ---------------------------------------

                          [NOTE HOLDER SIGNATURE PAGE]

         IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 1 to Registration Rights Agreement or caused this Amendment to be executed by its duly authorized representative, as of the date first written above.

                                  NAME OF NOTE HOLDER:

                                  ---------------------------------------


                                  By:
                                     ------------------------------------
                                     Name:
                                     Title:


                                  Address:
                                          ------------------------------
                                          ------------------------------
                                          ------------------------------

                                  With a copy to (which shall not be
                                  deemed notice for purposes of the
                                  Agreement):


                                  ---------------------------------------
                                  ---------------------------------------
                                  ---------------------------------------

                                                                       EXHIBIT B

THIS NOTE AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

                       MOLECULAR INSIGHT PHARMACEUTICALS, INC.

                           CONVERTIBLE PROMISSORY NOTE

$_________________                                          September 28, 2006

      Molecular Insight Pharmaceuticals, Inc., a Massachusetts corporation (the "Company"), for value received hereby promises to pay to the order of ____________________ (such person or any permitted transferee, the "Holder"), the principal sum of _______________ Dollars ($_______________) on the third anniversary of the date hereof (the "Maturity Date") together with interest on the principal amount outstanding at the rate of eight percent (8%) per annum for the period from the date hereof and ending on the Maturity Date, which interest shall be compounded quarterly and calculated on the basis of actual days elapsed and a 365-day year. Notwithstanding any other provision of this Note, the Holder does not intend to charge, and the Company shall not be required to pay, any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be refunded to the Company or credited to reduce principal hereunder. Principal, and all accrued interest thereon, shall be payable upon the Maturity Date or upon written demand following an Event of Default as described below. This Note has been issued in accordance with the terms and conditions of that certain Securities Purchase Agreement dated as of September 28, 2006 (the "Purchase Agreement"), by and among the Borrower and the Investors (as defined therein)

    1.   Default.

         (a) The entire unpaid principal of this Note, together with all accrued and unpaid interest on the principal amount (the "Default Amount"), shall become and be immediately due and payable upon written demand of the Holder, without any other notice or demand of any kind or any presentment or protest, if any one of the following events (an "Event of Default") shall occur and be continuing at the time of such demand, whether voluntarily or involuntarily, or, without limitation, occurring or brought about by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any governmental body:

            (i) a default by the Company in the payment of all or any part of the principal or interest due under this Note as and when the same shall become due and payable, at maturity, by declaration as permitted hereunder, upon acceleration or otherwise, which default is not cured within five (5) Business days;

            (ii) any representation, warranty or certification made by the Company in the Purchase Agreement or in any certificate, financial statement or other document delivered to Holder as of the date hereof in connection with such Purchase Agreement shall prove to have been incorrect in any material respect when made;

            (iii) if the Company (x) makes a general assignment for the benefit of creditors, (y) applies for, consents to, acquiesces in, files a petition or an answer seeking, or admits (by answer, default or otherwise) the material allegations of a petition filed against it seeking the appointment of a trustee, receiver, liquidator, debtor in possession, or assignee in bankruptcy or insolvency of itself or of all or a substantial portion of its assets, or a reorganization, arrangement with creditors or other remedy, relief or adjudication available to or against a debtor under any bankruptcy or insolvency law or any law relating to relief of debtors, or (z) admits in writing its inability to pay its debts generally as they become due; or (iv) dissolves or terminates its business;

            (iv) if a decree, order or judgment shall have been entered adjudging the Company as bankrupt or insolvent, or appointing a receiver, liquidator, trustee, debtor in possession or assignee in bankruptcy or insolvency for it or for all or a substantial portion of its assets, or approving a petition seeking a reorganization, arrangement, or the winding up or liquidation of its affairs on the grounds of insolvency or nonpayment of debts, and such decree, order or judgment shall remain undischarged and unstayed for a period of 60 days; or if any substantial part of the property of the Company is sequestered or attached and shall not be returned to the possession of the Company or released from such attachment within 60 days;

            (v) upon the occurrence of any Liquidation Event (as such term is defined in the Company's Restated Articles of Organization, as amended to date);

            (vi) a failure by the Company to observe any covenant set forth herein (including the failure to issue Common Stock (as defined below) upon conversion of this Note in accordance with the terms hereof) or in the Purchase Agreement, the Registration Rights Agreement (as defined in the Purchase Agreement), or in that certain Stock Purchase Agreement, Amended and Restated Voting Agreement or Invesotr Rights Agreement, each dated as of March 29, 2005, among the Company and the investors party thereto which continues uncured for a period of thirty (30) days after written notice from the Lender to the Borrower of such failure; or

            (vii) upon any other issuance by the Company or any subsidiary of the Company of equity or debt securities, other than (A) Excluded Issuances (as such term is defined in the Company's Restated Articles of Organization, as amended to date), and (B) securities issued by the Company in a Qualified Public Offering (as such term is defined in the Company's Restated Articles of Organization, as amended to date).

      (b) In each and every case of an Event of Default, the Holder by notice in writing to the Company other than in the event of an Event of Default specified in Section 1(a)(iii) or (iv) (the "Acceleration Notice") may declare, upon the expiration of any applicable cure periods, the entire principal of and the entire accrued interest on the Note to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default specified in Sections 1(a)(iii) or (iv) occurs, the principal of and any accrued interest on the Note shall become and be immediately due and payable without any declaration or other act on the part of the Holder.

      (c) Upon the occurrence of any Event of Default, the Holder may, in addition to declaring all amounts due hereunder to be immediately due and payable, pursue any available remedy, whether at law or in equity. If an Event of Default occurs, the Company shall pay to the Holder the reasonable attorney fees and disbursements and all other out-of-pocket costs incurred by the Holder in order to collect amounts due and owing under this Note or otherwise to enforce the Holder's rights and remedies hereunder.

      (d) No delay or omission of the Holder in exercising any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Note or by law may be exercised, from time to time, and as often as shall be deemed expedient, by the Holder.

      2.    Conversion.

      2.1 Mandatory Conversion upon a Qualified Financing. In the event that a Qualified Public Offering is completed on or prior to the Maturity Date, the full outstanding principal amount of this Note plus accrued but unpaid interest thereon (together, the "Loan Amount") shall automatically be converted into that number of fully paid, validly issued and non-assessable shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") obtained by dividing (A) the Loan Amount by (B) $7.80 (which number reflects the recently effected 1-for-6 reverse stock split and is further subject to adjustment as provided herein) (the "Conversion Price"). The Company shall cause notice of such mandatory conversion to be delivered to the Holder in accordance with the notice provisions set forth in Section 4 below at least five (5) business days prior to the date fixed for such mandatory conversion of the Note. Certificates for the shares of Common Stock issuable upon conversion of amounts due pursuant to theis Note, shall be delivered to the Holder within a reasonable time, not exceeding three (3) business days, after such conversion. The certificates so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder.

      2.2 Voluntary Conversion. At any time that this Note remains outstanding, the Holder may elect to convert the entire Loan Amount into that number of fully paid, validly issued and non-assessable shares of the Company's Common Stock that is obtained by dividing

(a) the Loan Amount by (B) Conversion Price. The Holder shall cause notice of such voluntary conversion to be delivered to the Company in accordance with the notice provisions set forth in Section 4 below. Certificates for the shares of Common Stock issuable upon conversion of amounts due pursuant to theis Note, shall be delivered to the Holder within a reasonable time, not exceeding three
(3) business days, after such conversion. The certificates so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder. If amounts due pursuant to this Note shall have been converted only in part, then, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new Note representing the principal and interest not so converted.

      2.3 Adjustments to the Conversion Price. In addition to all other rights and remedies provided to the Holder hereunder, the number and kind of securities issuable upon the conversion of this Note and the Conversion Price shall be subject to adjustment from time to tune upon the occurrence of certain events, as follows:

         (a) Split, Subdivision or Combination of Shares. If the Company at any time while this Note remains outstanding shall split, subdivide or combine its authorized Common Stock, the Conversion Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination. Any adjustment under this Section 2.3(a) shall become effective at the close of business on the date the split, subdivision or combination becomes effective.

         (b) Stock Dividends. If the Company at any time while this Note remains outstanding shall pay a dividend with respect to Common Stock, or make any other distribution with respect to such Common Stock (except any distribution specifically provided for in Section 2.3(a) above) of similar shares, the Conversion Price shall be adjusted, from and after the date of determination of the shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Conversion Price in effect immediately prior to such date of determination by a fraction the numerator of which shall be the total number of the shares of stock of Common Stock outstanding immediately prior to such dividend or distribution and the denominator of which shall be the total number of such shares of Common Stock outstanding immediately after such dividend or distribution. Any adjustment under this Section 2.3(b) shall become effective at the close of business on the date the stock dividend becomes effective.

         (c) Reorganization, Reclassification, Consolidation or Merger. If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion of this Note, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon conversion of this Note, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Conversion Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and the other obligations under this Note. The provisions of this Section 2.3(c) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

         (d) Distributions. In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets, or subscription rights or warrants, the Conversion Price to be in effect after such payment date shall be determined by multiplying the Conversion Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Fair Market Value (as defined below) per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Company's Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Fair Market Value per share of Common Stock immediately prior to such payment date. Such adjustment shall be made successively whenever such a payment date is fixed. "Fair Market Value" shall mean as of a particular date (the "Valuation Date") the following: (i) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (ii) if the Common Stock is then quoted on The Nasdaq Stock Market, Inc. ("Nasdaq"), the National Association of Securities Dealers, Inc. OTC Bulletin Board (the "Bulletin Board") or such similar quotation system or association, the closing sale price of one share of Common Stock on Nasdaq, the Bulletin Board or such other quotation system or association on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon on the last trading day prior to the Valuation Date; or
(iii) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the Bulletin Board or such other quotation system or association, the fair market value of one share of Common Stock as of the Valuation Date, as determined in good faith by the Board of Directors of the Company and the Holder. If the Common Stock is not then listed on a national securities exchange, the Bulletin Board or such other quotation system or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Holder prior to the conversion hereunder as to the fair market value of a share of Common Stock as determined by the Board of Directors of the Company.

         (e) Adjustment of Number of Shares. Upon each adjustment in the Conversion Price, the number of Shares issuable under this Note shall be calculated by dividing an amount equal to the product of the Conversion Price in effect immediately prior to such adjustment multiplied by the number of shares of Common Stock issuable under this Note immediately prior to such adjustment by the Conversion Price in effect immediately after such adjustment.

         (f) No Change in Form of Note. The form of this Note need not be changed because of any adjustment in the Conversion Price or in the number of shares issuable upon the conversion hereof. A Note issued after any such adjustment or any partial conversion or in replacement may continue to express the same Conversion Price and the same number of shares issuable hereunder (appropriately reduced in the case of partial conversion) as are stated herein as initially issued and that Conversion Price and that number of shares of Common Stock shall be considered to have been so changed as of the close of business on the date of adjustment.

      2.4 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note but a cash payment will be made with respect to any fraction of a share which would otherwise be issued upon the surrender of this Note, or portion thereof, for conversion. Such payment shall be based upon the applicable conversion price per share.

      2.5 Rights upon Issuance of Stock. Upon conversion of this Note, the Holder will be required to confirm to the Company in writing that the Holder will acquire the shares of Common Stock issuable upon such conversion for the Holder's own account, not as nominee or agent, for investment purposes only and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act. The Company shall not be required to issue a stock certificate to the Holder upon conversion of this Note until it receives such written confirmation.

      2.6 Reservation of Stock. The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of this Note as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion hereof. The Company will not take any action that results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of this Note would, when added to the number of shares of Common Stock then reserved for issuance, exceed the total number of shares of Common Stock then authorized by the Company's Articles of Organization.

   3. Loss, Theft, Destruction or Mutilation. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of such loss, theft or destruction, upon delivery to the Company of an indemnity undertaking reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender of this Note to the Company, the Company will issue a new note, of like tenor and principal amount, in lieu of or in exchange for such lost, stolen, destroyed or mutilated Note.

   4. Notices and Demands. Unless otherwise provided, any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given as hereinafter described: (i) if given by personal delivery, then such notice shall be deemed given upon such delivery; (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal with a confirming copy by first class mail;
(iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) days after such notice is deposited in first class mail, postage prepaid; and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one (1) Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten (10) days' advance written notice to the other party:

            (a)   To the Company:

                  Molecular Insight Pharmaceuticals, Inc.
                  160 Second Street
                  Cambridge, MA 02142
                  Attention: Chief Operating Officer
                  Facsimile: (617) 492-5664

                  with a copy to:

                  Foley & Lardner LLP
                  111 Huntington Avenue
                  Boston, MA 02199
                  Attention: Gabor Garai, Esq.
                  Facsimile: (617) 342-4001

            (b)   To the Holder of this Note:

                  -------------------------
                  -------------------------
                  -------------------------
                  Facsimile:
                             --------------

                  with a copy to:

                  -------------------------
                  -------------------------
                  -------------------------
                  Facsimile:
                             --------------

      5. Present Intent. The Holder, by acceptance hereof, agrees that this Note is being acquired for the Holder's own account, not as nominee or agent, for investment purposes only and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act.

      6. Transfer and Exchange. Subject to the terms set forth below, the Holder may, prior to maturity thereof, surrender such Note at the principal office of the Company for transfer or exchange. Within a reasonable time after notice to the Company from the Holder of its intention to make such exchange, but not longer than three (3) Business Days after such request, and without expense to such Holder, except for any transfer or similar tax which may be imposed on the transfer or exchange, the Company shall issue in exchange therefor another note or notes (each also a "Note") for the same aggregate principal amount as the unpaid principal amount of the Note so surrendered, having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note so surrendered. Each new Note shall be made payable to such person or persons, or transferees, as the holder of such surrendered Note may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom. The Company may elect not to permit a transfer of the Note if the Company has not obtained reasonably satisfactory assurance that such transfer: (a) is exempt from the registration requirements of, or covered by an effective registration statement under, the Securities Act of 1933, as amended, and the rules and regulations thereunder, and (b) is in compliance with all applicable state securities laws, including without limitation, upon the request of the Company, receipt of an opinion of counsel reasonably satisfactory to the Company; provided, however, that no opinion of counsel shall be required in the event of a transfer to an "affiliate" as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended

      7.    Miscellaneous Provisions.


            7.1 No Oral Modifications. Neither this Note nor any term of this Note may be changed, waived, discharged or terminated orally, but may only be amended or modified by an instrument in writing signed by all of the parties hereto.

            7.2 Binding Effect. This Note shall be binding upon and inure to the benefit of the Company, the Holder of this Note and their respective heirs, successors and assigns.

            7.3 Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the choice of law principles thereof, except that the shares of Common Stock issuable hereunder and the limitations and restrictions thereon shall be governed by the laws of the Commonwealth of Massachusetts. Each of the parties hereto irrevocably submits to the jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO OR ARISING OUT OF THIS NOTE OR ANY OTHER TRANSACTION DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY..

            7.4 Recourse. Recourse under this Note shall be to the assets of the Company only and in no event to the officers, directors or stockholders of the Company.

            7.5 Costs. The undersigned will pay all reasonable costs and expenses of collection, including attorneys' fees and disbursements, appraiser's fees and court costs, incurred or paid by the Holder in enforcing this Note, to the extent permitted by law, including all costs and reasonable attorneys' fees incurred in any appeal, bankruptcy proceeding, or other proceeding.

      IN WITNESS WHEREOF, the Company has caused this Note to be executed in its corporate name by its duly authorized officer this 28th day of September, 2006.

                     MOLECULAR INSIGHT PHARMACEUTICALS, INC.

                        By: ----------------------------



Attest:


-----------------------------
(Assistant) Secretary

                                                                       EXHIBIT C


 THIS WARRANT AND THE SECURITIES WHICH MAY ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

       VOID AFTER 5:00 P.M. EASTERN TIME ON THE EXPIRATION DATE.
       ISSUED ON SEPTEMBER 28, 2006.

                                MOLECULAR INSIGHT
                              PHARMACEUTICALS, INC.

                          COMMON STOCK PURCHASE WARRANT

      THIS CERTIFIES THAT, for value received, __________________ (the "Original Holder") is entitled to purchase the Shares (as defined below), of the Common Stock of MOLECULAR INSIGHT PHARMACEUTICALS, INC., a Massachusetts corporation, subject to all other terms and conditions of this Warrant set forth herein. The Warrant Price shall be as provided in Section 4 below.

      1. DEFINITIONS. As used herein, the following terms, unless the context otherwise requires, shall have the following meanings:

         1.1 "Act" shall mean the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in affect at the time.

         1.2 "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Act.

         1.3 "Common Stock" shall mean shares of the Company's presently or subsequently authorized Common Stock, $.01 par value, and any stock into which such Common Stock may hereafter be exchanged.

         1.4 "Company" shall mean MOLECULAR INSIGHT PHARMACEUTICALS, INC., a Massachusetts corporation.

         1.5 "Convertible Promissory Note" shall mean that certain Convertible Promissory Note issued to the Original Holder hereof on the date hereof where all such Convertible Promissory Notes have an aggregate principal amount outstanding of $__________________.

         1.6 "Exercise Date" shall mean the effective date of the delivery of the Notice of Exercise pursuant to Sections 3 and 12 below.

         1.7 "Expiration Date" shall mean the date that is five (5) years after the date of this Warrant.

         1.8 "Holder" shall mean any person who shall at the time be the registered holder of this Warrant.

         1.9 "Shares" shall mean that number of shares (rounded up to the nearest whole number) of the Company's Common Stock equal to the product of (i)
0.20 times (ii) the aggregate amount invested by the Original Holder pursuant to a Convertible Promissory Note on the date hereof, divided by the Warrant Price.

         1.10 "Warrant Price" shall mean the per share price set forth in
Section 4 hereof at which this Warrant may be exercised.

This Warrant is one of a series of similar warrants issued pursuant to, and capitalized terms used and not otherwise defined herein shall have the meanings set forth in, that certain Securities Purchase Agreement (the "Purchase Agreement"), dated September 28, 2006, between the Company and the investors signatory thereto.

      2. ISSUANCE OF WARRANT AND CONSIDERATION THEREFOR. This Warrant is issued as of the date set forth above in connection with the purchase by the Original Holder of a Convertible Promissory Note issued by the Company.

      3. METHOD OF EXERCISE AND PAYMENT.

         3.1 Method of Exercise. Subject to the provisions hereof and compliance with all applicable Federal and state securities laws, the Holder may exercise this Warrant in whole or in part at any time prior to its expiration upon surrender of the Warrant, together with delivery of the duly executed Warrant exercise form attached hereto as Exhibit A (the "Exercise Agreement") and payment by cash, certified check or wire transfer of funds (or, in certain circumstances, by cash-less exercise as provided below) for the aggregate Warrant Price for that number of Shares then being purchased, to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder). The Shares so purchased shall be deemed to be issued to the Holder or the Holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered. Certificates for the Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Holder within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. As used herein, "business day" means a day, other than a Saturday or Sunday, on which banks in Boston are open for the general transaction of business.

         3.2 Net Issue Election. Notwithstanding any provisions herein to the contrary, if the Fair Market Value (hereinafter defined) of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant or any part thereof at the principal office of the Company, together with the properly completed and executed Exercise Agreement together with the Net Issue Election Notice annexed hereto as Exhibit B duly executed, at the office of the Company in which event the Company shall issue to the Holder a number of shares of fully paid, validly issued and nonassessable shares of Common Stock computed using the following formula:

                       No. of Exercise Shares x (Fair Market Value -- Exercise Price)
  Net Issue Shares =   --------------------------------------------------------------
                                              Fair Market Value

         Where the "Net Issue Shares" is the number of shares of Common Stock to be issued to the Holder and the "No. of Exercise Shares" is the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation).

      For purposes of the above calculation, Fair Market Value shall mean as of a particular date (the "Valuation Date") the following: (a) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on The Nasdaq Stock Market, Inc. ("Nasdaq"), the National Association of Securities Dealers, Inc. OTC Bulletin Board (the "Bulletin Board") or such similar quotation system or association, the closing sale price of one share of Common Stock on Nasdaq, the Bulletin Board or such other quotation system or association on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon on the last trading day prior to the Valuation Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the Bulletin Board or such other quotation system or association, the fair market value of one share of Common Stock as of the Valuation Date, as determined in good faith by the Board of Directors of the Company. If the Common Stock is not then listed on a national securities exchange, the Bulletin Board or such other quotation system or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Holder prior to the exercise hereunder as to the fair market value of a share of Common Stock as determined by the Board of Directors of the Company.

         3.3 No Fractional Shares. No fractional shares shall be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Fair Market Value per Share as of the date of exercise.

         3.4 Company's Representations. All Shares which may be issued upon the exercise of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances, except for restrictions on transfer provided for herein or under applicable Federal and state securities laws. During the period within which the purchase right represented by this Warrant may be exercised, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of Shares.

      4. WARRANT PRICE. The Warrant Price shall be $7.80 per Share, subject to adjustment as set forth in Section 6 below, which price reflects the Company's recently effected 1-for-6 reverse stock split.

      5. TRANSFERABILITY.

         5.1 Transfer Restrictions. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), or an exemption from such registration. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender hereof for transfer, properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

      6. ADJUSTMENTS. The number and kind of securities issuable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to tune upon the occurrence of certain events, as follows:

         6.1 Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine its authorized Common Stock, the Warrant Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination. Any adjustment under this Section 6.1 shall become effective at the close of business on the date the split, subdivision or combination becomes effective.

         6.2 Stock Dividends. If the Company at any time while this Warrant remains outstanding and unexpired shall pay a dividend with respect to Common Stock, or make any other distribution with respect to such Common Stock (except any distribution specifically provided for in Section 6.1 above) of similar shares, the Warrant Price shall be adjusted, from and after the date of determination of the shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction the numerator of which shall be the total number of the shares of stock of Common Stock outstanding immediately prior to such dividend or distribution and the denominator of which shall be the total number of such shares of Common Stock outstanding immediately after such dividend or distribution. Any adjustment under this Section 6.2 shall become effective at the close of business on the date the stock dividend becomes effective.

         6.3 Reorganization, Reclassification, Consolidation or Merger. If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Shares equal to the number of Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this Section 6.4 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

         6.4 Distributions. In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets, or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Fair Market Value (as defined above) per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Company's Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Fair Market Value per share of Common Stock immediately prior to such payment date. Such adjustment shall be made successively whenever such a payment date is fixed.

         6.5 Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Shares issuable under this Warrant shall be calculated by dividing an amount equal to the product of the Warrant Price in effect immediately prior to such adjustment multiplied by the number of Shares subject to this Warrant immediately prior to such adjustment by the Warrant Price in effect immediately after such adjustment.

         6.6 No Change in Form of Warrant. The form of this Warrant need not be changed because of any adjustment in the Warrant Price or in the number of Shares issuable upon the exercise hereof. A warrant issued after any such adjustment or any partial exercise or in replacement may continue to express the same Warrant Price and the same number of shares (appropriately reduced in the case of partial exercise) as are stated on the face of this Warrant as initially issued and that Warrant Price and that number of Shares shall be considered to have been so changed as of the close of business on the date of adjustment.

      7. NOTICE OF RECORD DATE AND ADJUSTMENTS.

         7.1 In the event of any taking by the Company of a record of the holders of any class of series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any class of stock of any class or any other securities or property or to receive any other right, the Company shall deliver to the Holder, at least ten (10) days prior to the date on which the Company intends to take such record specified therein, a notice specifying the date on which any such record is to be taken far the purpose of such dividends, distribution or right, and the amount and character of such dividend, distribution or right.

         7.2 Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Holder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Holder or any defect therein shall not affect the legality or validity of the subject adjustment.

      8. COMPLIANCE WITH ACT; SECURITIES LAWS RESTRICTIONS.

         8.1 Compliance with Act. The Holder, by acceptance hereof, agrees that this Warrant and the Shares to be issued upon the exercise hereof are and will be acquired for the Holder's own account, not as nominee or agent for any other person or entity, for investment purposes only and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act. Upon the exercise of this Warrant, the Holder shall confirm in writing to the Company the representation contained in this Section 8.1. This Warrant and the Shares to be issued upon the exercise hereof (unless registered under the Act) shall be imprinted with a legend in substantially the following form:

      "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR
      (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS."

         In addition, this Warrant and the Shares to be issued upon the exercise hereof shall bear any legends required by the securities laws of any applicable states.

         8.2 Securities Laws Restrictions. With respect to any offer, sale, transfer or other disposition of any Shares acquired pursuant to the exercise of this Warrant prior to registration of such Shares, the Holder and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of legal counsel for such holder, reasonably satisfactory to the Company and its legal counsel, if requested by the Company, to the effect such offer, sale or other disposition may be effected without registration or qualification (under the Securities Act or any other Federal or state securities laws) of such Shares and indicating whether or not under the Securities Act, certificates for such Shares to be sold or otherwise disposed of require any restrictive legend as to the applicable restrictions' on transferability in order to insure compliance with the Act.

      9. RIGHTS AS SHAREHOLDER. No Holder shall be entitled to vote or receive dividends or be deemed the holder of Shares or any other securities of the Company which may at any time be issuable on the exercise of this Warrant for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, consolidation, merger, transfer of assets or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares issuable upon exercise hereof shall have become deliverable, as provided herein.

      10. REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

      11. EXCHANGE OF WARRANT. On surrender of this Warrant for exchange, properly endorsed and subject to the provisions of this Warrant with respect to compliance with the Securities Act, the Company, at its expense, shall issue to the Holder a new warrant or warrants of like tenor, in the name of the Holder, for the number of Shares issuable upon exercise thereof.

      12. NOTICES. All notices and other communications from the Company to the Holder, or vice versa, shall be given in writing and shall be deemed effectively given as hereinafter described: (i) if given by personal delivery, then such notice shall be deemed given upon such delivery; (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal with a confirming copy by first class mail; (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) days after such notice is deposited in first class mail, postage prepaid; and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one (1) Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as set forth in the Purchase Agreement together with all copies required thereunder, or at such other address as such party may designate by ten (10) days' advance written notice to the other party.

      13. WAIVER. This Warrant and any terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

      14. GOVERNING LAW; CONSENT TO JURISDICTION. This Warrant shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts. Each of the Company and the Holder irrevocably submits to the jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each of the Company and the Holder anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. Each of the Company and the Holder irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each of the Company and the Holder irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO OR ARISING OUT OF THIS WARRANT.

      15. TITLES AND SUBTITLES: FORMS OF PRONOUNS. The titles of the sections and subsections of this Warrant are for convenience only and are not to be considered in construing this Warrant. All pronouns used in this Warrant shall be deemed to include masculine, feminine and neuter forms.

      16. REGISTRATION RIGHTS. The Holder is entitled to the benefit of certain registration rights with respect to the shares of Common Stock issuable upon the exercise of this Warrant as provided in the Registration Rights Agreement, and any subsequent Holder may be entitled to such rights.

      17. SUCCESSORS. All the covenants and provisions hereof by or for the benefit of the Holder shall bind and inure to the benefit of its respective successors and assigns hereunder.

      THIS WARRANT is issued as of the date of issuance first set forth above and shall expire on 5:00 Eastern Time on the Expiration Date (as defined herein).


                              MOLECULAR INSIGHT PHARMACEUTICALS, INC.

                              By:
                                    --------------------------------------
                              Name:
                                    --------------------------------------
                              Title:
                                    --------------------------------------

                                    EXHIBIT A

                               NOTICE OF EXERCISE

TO:   MOLECULAR INSIGHT PHARMACEUTICALS, INC.

         (1) The undersigned, Holder of the attached original, executed Common Stock Purchase Warrant, hereby elects to exercise the undersigned's purchase rights under such Warrant with respect to __________ Shares, as defined in the Warrant, of Molecular Insight Pharmaceuticals, Inc.

         (2) The aggregate Warrant Price for the Shares, being $[_____] is being paid by [__________].

         (3) Please issue a stock certificate or certificates representing the Shares in the name of the undersigned or in such other names as is specified below:

                              Name:
                                   ---------------------------

                              Address:
                                      ------------------------


                              --------------------------------

                              Tax Identification. No.:
                                                      ---------------


Date:
     -----------

                                    EXHIBIT B
                            NET ISSUE ELECTION NOTICE


To: Molecular Insight Pharmaceuticals, Inc.

Date:[_________________________]

      The undersigned hereby elects under Section 3.2 of this Warrant to surrender the right to purchase [____________] shares of Common Stock pursuant to this Warrant and hereby requests the issuance of [_____________] shares of Common Stock. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

---------------------
Signature

---------------------
Name for Registration

---------------------
Mailing Address